EXHIBIT 4.5

SCOTTISHPOWER ENERGY RETAIL LIMITED

CONFORMED GAS SUPPLIER LICENCE

1.	This conformed gas supplier licence has been produced by Shepherd & Wedderburn from materials supplied by ScottishPower. It is intended for use by ScottishPower personnel as a convenient reference tool, but is not a substitute for the definitive texts from which it has been produced.

2.	The conformed licence is intended to consolidate (a) the provisions of the licensing scheme made by the Secretary of State on 28 September 2001 in relation to ScottishPower Energy Retail Limited pursuant to paragraph 19 of Schedule 7 of the Utilities Act 2000 (the “scheme”) and (b) the standard conditions for gas suppliers’ licences determined by the Secretary of State on 27 September 2001 as brought into effect in relation to ScottisPower Energy Retail Limited by the scheme.

3.	Those standard conditions which, in accordance with Part II of the licence, are not in effect have been included in this document for completeness, but are shown in italics.

4.	The consolidated standard conditions set out in this document record, using strike-through and/or underline, the effects of any amendments which have been made to the standard conditions in accordance with Part III of the licence.

Shepherd & Wedderburn WS

Saltire Court

20 Castle Terrace

Edinburgh EH1 2ET

Tel: 0131-228 9900

Fax: 0131-228 1222

CONTENTS

PRELIMINARY		4

PART I. - TERMS OF THE LICENCE		4

PART II. - THE STANDARD CONDITIONS		6

PART III. - AMENDMENTS TO THE STANDARD CONDITIONS		8

CONSOLIDATED STANDARD CONDITIONS		9

SECTION A.	INTERPRETATION, APPLICATION AND PAYMENTS	9

Condition 1.	Definitions and Interpretation	9

Condition 2.	Application of Section C (Domestic Supply Obligations)	26

Condition 3.	Application of Section D (Supply Services Obligations)	28

Condition 4.	Payments by the Licensee to the Authority	30

SECTION B.	GENERAL	32

Condition 5.	Not used	32

Condition 6.	Not used	32

Condition 7.	Not used	33

Condition 7A.	Code of Practice for Meter Reading etc	35

Condition 8.	Not used	35

Condition 9.	Not used	35

Condition 10.	Not used	35

Condition 11.	Not used	35

Condition 12.	Not used	35

Condition 13.	Change Co-ordination for the Utilities Act 2000	36

Condition 14.	Security and Emergency Arrangements	37

Condition 15.	Safety of Supplies	40

Condition 16.	Exchange of Information Between Licensee and Relevant Transporter or Shipper for Operation, Development or Maintenance of Pipe-line System and Detection and Prevention of Theft	41

Condition 17.	Reading, Inspection and Testing of Meters	44

Condition 17A.	Adjustment of Charges where Meter has Registered Erroneously	48

Condition 18.	Not used	49

Condition 19.	Provision of Information to the Authority	50

Condition 20.	Not Used	51

Condition 21.	Publication of Information to Customers	52

Condition 22.	Domestic Premises	53

Condition 22A.	Restriction or Revocation: Securing Continuity of Supply	55

Condition 22B.	Undertaking to be Given by Licensee to a Relevant Transporter in Respect of Shipping Charges etc	56

Condition 23.	Payments Received in Relation to Standards of Performance	59

Condition 24.	Arrangements in Respect of Powers of Entry	60

Condition 24A.	Authorisation of Officers	61

Condition 24B.	Exercise of Powers of Entry	63

Condition 25.	Efficient Use of Gas	64

Condition 26.	Record of and Report on Performance	65

Condition 27.	Preparation, Review of and Compliance with Statements and Customer Service Codes	66

Condition 28.	Deemed Contracts	68

Condition 29.	Supplier of Last Resort	70

Condition 29A.	Supplier of Last Resort Supply Payments	73

Condition 29B.	Provision for Termination Upon a Direction	75

Condition 30.	Debt Blocking	76

SECTION C.	DOMESTIC SUPPLY OBLIGATIONS	77

Condition 31.	Interpretation of Section C	77

Condition 32.	Duty to Supply Domestic Customers	78

Condition 32A.	Security of Supply – Domestic Customers	81

Condition 33.	Last Resort Supply: Security for Payments	83

Condition 34.	Metering Arrangements for Domestic Customers	85

Condition 35.	Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty	88

Condition 36.	Code of Practice on the Use of Prepayment Meters	90

Condition 37.	Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick	92

Condition 37A.	Pensioners Not to Have Supply of Gas Cut Off in Winter	94

Condition 38.	Provision of Services for Persons who are Blind or Deaf	95

Condition 39.	Complaint Handling Procedure	96

Condition 40.	Information Given to Domestic Customers	97

Condition 41.	Terms for Supply of Gas Incompatible with Standard Conditions	98

Condition 42.	Domestic Supply Contracts	99

Condition 43.	Contractual Terms - Methods of Payment	102

Condition 44.	Notification of Terms	104

Condition 45.	Security Deposits	106

Condition 46.	Termination of Contracts on Notice	108

Condition 47.	Termination of Contracts in Specified Circumstances	109

Condition 48.	Marketing of Gas to Domestic Customers	111

Condition 48A.	Transfer of Domestic Customers of a Supply Business	115

Condition 49.	Assignment of Outstanding Charges	116

Condition 50.	Modification of Provisions under Standard Condition 49 (Assignment of Outstanding Charges)	118

SECTION D.	SUPPLY SERVICES OBLIGATIONS	119

Condition 51.	Not used	119

Condition 52.	Regulatory Accounts	120

Condition 52A.	Change of Financial Year	125

Condition 53.	Not used	127

Condition 53A.	Not used	127

Condition 54.	Not used	127

SPECIAL CONDITIONS AND SCHEDULES		128

PART IV. THE SPECIAL CONDITIONS		128

SCHEDULE 1 - SPECIFIED AREA		129

SCHEDULE 2 - REVOCATION		130

PRELIMINARY

PART I.

TERMS OF THE LICENCE

1.	This licence under section 7A(1) of the Gas Act 1986 (“the Act”) authorises Scottish Power Energy Retail Limited (a company registered in under company registration number SC190287) (“the licensee”) whose registered office is situated at 1 Atlantic Quay, Robertson Street, Glasgow, G2 8SP, to supply gas to premises in the area specified in Schedule 1 during the period specified in paragraph 3 below, subject to -

(a)	the standard conditions of gas suppliers’ licences referred to in -

(i)	paragraph 1 of Part II below, which shall have effect in the licence; and

(ii)	paragraph 2 of Part II below, which shall only have effect in the licence if brought into effect in accordance with the provisions of standard conditions 2 and 3,

subject to such amendments to those conditions, if any, as are set out in Part III below (together “the conditions”);

(b)	the special conditions, if any, set out in Part IV below (“the special conditions”); and

(c)	such Schedules hereto, if any, as may be referenced in the conditions, the special conditions or the terms of the licence.

2.	This licence is subject to transfer, modification or amendment in accordance with the provisions of the Act, the special conditions or the conditions.

3.	This licence, unless revoked in accordance with Schedule 2, shall continue until determined by not less than 10 years’ notice in writing given by the Authority to the licensee, such notice not to be served earlier than 22nd August 2011.

4.	The provisions of section 46(1) of the Act (service of notices, etc.) shall have effect as if set out herein and as if for the words “this Part or regulations made under this Part”, there were substituted the words “this licence”.

5.	Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978, Parts I to IV inclusive of, and the Schedules to, this licence shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the Interpretation Act 1978.

6.	References in this licence to a provision of any enactment, where after the date of this licence -

(b)	the enactment has been replaced or supplemented by another enactment, and

(c)	such enactment incorporates a corresponding provision in relation to fundamentally the same subject matter,

shall be construed, so far as the context permits, as including a reference to the corresponding provision of that other enactment.

This licence was amended and restated by a licensing scheme made by the Secretary of State on 28th September 2001.

PART II.

THE STANDARD CONDITIONS

1. Standard conditions in effect in this licence

Section A	Section B	Section C

Standard condition 1	Standard condition 7A	Standard condition 31

Standard condition 2	Standard condition 13	Standard condition 32

Standard condition 3	Standard condition 14	Standard condition 32A

Standard condition 4	Standard condition 15	Standard condition 33

	Standard condition 16	Standard condition 34

	Standard condition 17	Standard condition 35

	Standard condition 17A	Standard condition 36

	Standard condition 19	Standard condition 37

	Standard condition 21	Standard condition 37A

	Standard condition 22	Standard condition 38

	Standard condition 22A	Standard condition 39

	Standard condition 22B	Standard condition 40

	Standard condition 23	Standard condition 41

	Standard condition 24	Standard condition 42

	Standard condition 24A	Standard condition 43

	Standard condition 24B	Standard condition 44

	Standard condition 25	Standard condition 45

	Standard condition 26	Standard condition 46

	Standard condition 27	Standard condition 47

	Standard condition 28	Standard condition 48

	Standard condition 29	Standard condition 48A

	Standard condition 29A	Standard condition 49

	Standard condition 29B	Standard condition 50

Standard condition 30

2. Standard conditions not in effect in this licence

Section D

Standard condition 52

Standard condition 52A

Note: A copy of the current standard conditions of gas suppliers’ licences can be inspected at the principal office of the Authority. The above lists are correct at the date of this licence but may be changed by subsequent amendments or modifications to the licence. The authoritative up-to-date version of this licence is available for public inspection at the principal office of the Authority.

PART III.

AMENDMENTS TO THE STANDARD CONDITIONS

There are no amendments to the standard conditions

CONSOLIDATED STANDARD CONDITIONS

PART II. THE STANDARD CONDITIONS

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS

Condition 1. Definitions and Interpretation

1.	In these standard conditions, except where the context otherwise requires -

“the Act”	means the Gas Act 1986;

“additional conditions”	for the purposes of standard condition 48A (Transfer of Domestic Customers of a Supply Business) only, has the meaning given in that condition;

“affiliate”	in relation to any person means any holding company of such person, any subsidiary of such person or any subsidiary of a holding company of such person, in each case within the meaning of sections 736, 736A and 736B of the Companies Act 1985;

“alternative accounting rules”	for the purposes of standard condition 52 (Regulatory Accounts) only, has the meaning given in that condition;

“amount”	in relation to gas, means the energy content thereof expressed in kilowatt hours;

“Application Regulations”	means the Gas (Applications for Licences and Extensions and Restrictions of Licences) Regulations 2001;

“approved meter installer”	for the purposes of standard condition 34 (Metering Arrangements for Domestic Customers) only, has the meaning given in that condition;

“auditors”	means the licensee’s auditors for the time being holding office in accordance with the requirements of the Companies Act 1985;

“authorised”	in relation to any business or activity means authorised by licence granted or treated as granted under sections 7 or 7A or by exemption granted under section 6 of the Act;

“the Authority”	means the Gas and Electricity Markets Authority established under section 1 of the Utilities Act 2000;

“bill”	includes an invoice, account, statement or other instrument of the like character;

“changed specified terms”	for the purposes of standard condition 22B (Undertaking to be Given by Licensee to a Relevant Transporter in Respect of Shipping Charges etc) only, has the meaning given in that condition;

“charges in question”	for the purposes of standard condition 49 (Assignment of Outstanding Charges) only, has the meaning given in that condition;

“charges for the supply of gas”	includes, in relation to the licensee and a particular customer, charges made by the licensee in respect of the provision to that customer of a gas meter and cognate expressions shall be construed accordingly;

“chronically sick person”	means any person who, by reason of chronic sickness, has special needs in connection with gas supplied to him, its use or the use of gas appliances or other gas fittings;

“comparable premises”	for the purposes of standard condition 42 (Domestic Supply Contracts) only, has the meaning given in that condition;

“Consumer Council”	means the Gas and Electricity Consumer Council established under section 2 of the Utilities Act 2000;

“contract”	does not include a deemed contract but does include a contract which by virtue of paragraph 19(2) of Schedule 5 to the Gas Act 1995 is deemed to have been made, and “contractual” shall be construed accordingly;

“the court”	means, in relation to England and Wales, the High Court and, in relation to Scotland, the court of Session;

“current cost assets”	for the purposes of standard condition 52 (Regulatory Accounts) only, has the meaning given in that condition;

“customer”	means any person supplied or requiring to be supplied with gas at any premises whether by the licensee, or where the context requires, by another gas supplier;

“daily”	for the purposes of standard conditions 14 (Security and Emergency Arrangements) and 32A (Security of Supply – Domestic Customers) only, has the meaning given in standard condition 14;

“date of the domestic supply contract”	for the purposes of Section C only, has the meaning given in standard condition 31 (Interpretation of Section C).

“deemed contract”	means a contract which by virtue of paragraph 8 of Schedule 2B to the Act is deemed to have been made but does not include a contract which by virtue of paragraph 19(2) of Schedule 5 of the Gas Act 1995 is deemed to have been made;

“deemed contract scheme”	means the scheme made by the licensee under paragraph 8 of Schedule 2B to the Act;

“deposit”	for the purposes of Section C only, has the meaning given in standard condition 31 (Interpretation of Section C);

“disabled person”	means any person who, by reason of any disability, has special needs in connection with gas supplied to him, its use or the use of gas appliances or other gas fittings and includes any person who is in receipt of a social security benefit by reason of any disability;

“domestic customer”	means a customer supplied or requiring to be supplied with gas at domestic premises (but excluding such customer in so far as he is supplied or requires to be supplied at premises other than domestic premises);

“domestic premises”	means premises at which a supply is taken wholly or mainly for domestic purposes;

“domestic supply contract”	has the meaning given in standard condition 42 (Domestic Supply Contracts);

“Domestic Supply Direction”	has the meaning given in standard condition 2 (Application of Section C (Domestic Supply Obligations));

“domestic supply security standards”	for the purposes of standard condition 32A (Security of Supply – Domestic Customers) only, has the meaning given in that condition;

“estimated costs”	for the purposes of standard condition 4 (Payments by the Licensee to the Authority) only, has the meaning given in that condition;

“excepted charges”	for the purposes of standard condition 49 (Assignment of Outstanding Charges) only, has the meaning given in that condition;

“excluded premises”	for the purposes of standard condition 32 (Duty to Supply Domestic Customers) only, has the meaning given in that condition;

“financial year”	means, subject to standard condition 52A (Change of Financial Year) (where applicable), a period of 12 months beginning on 1 April of each year and ending on 31 March of the following calendar year;

“fixed term period”	for the purposes of Section C only, has the meaning given in standard condition 31 (Interpretation of Section C);

“the Gas Meter Reading and Inspection Code”	means the document designated as such by the Authority pursuant to standard condition 34 (Metering Arrangements for Domestic Customers);

“goods or services”	includes the provision of a service pipe or the provision of goods or services designed or calculated to promote the efficient use of energy, but excludes the provision of a meter, of any device or facilities designated by the Authority for the purposes hereof as serving the like purposes as a prepayment meter or of prepayment facilities and excluding any related services or services in respect of the reading of a meter;

“the handbook”	for the purposes of standard condition 52 (Regulatory Accounts) only, has the meaning given in that condition;

“holding company”	has the meaning given within sections 736, 736A and 736B of the Companies Act 1985;

“information”	shall include any documents, accounts, estimates, returns, records or reports and data in written, verbal or electronic form and information in any form or medium whatsoever (whether or not prepared specifically at the request of the Authority or the Consumer Council) of any description specified by the Authority;

“inspection”	for the purposes of standard condition 17 (Reading, Inspection and Testing of Meters) only, has the meaning given in that condition;

“inspection request”	for the purposes of standard condition 17 (Reading, Inspection and Testing of Meters) only, has the meaning given in that condition;

“last resort supply direction”	has the meaning given in standard condition 29 (Supplier of Last Resort);

“marketing activities”	for the purposes of standard condition 48 (Marketing of Gas to Domestic Customers) only, has the meaning given in that condition;

“meter inspection agent”	for the purposes of standard condition 17 (Reading, Inspection and Testing of Meters) only, has the meaning given in that condition;

“the meter reading code of practice”	for the purposes of standard condition 7A (Code of Practice for Meter Reading etc) only, has the meaning given in that condition;

“multi-site contract”	for the purposes of standard condition 22 (Domestic Premises) only, has the meaning given in that condition;

“Network Code”	in relation to a relevant transporter’s pipeline system, means the code prepared by the transporter for the purposes of its licence and for the time being designated by the Authority for the purposes of standard condition 1 (Definitions and Interpretation) of the gas shippers’ licences generally, as from time to time amended;

“non-domestic customer”	means a customer who is not a domestic customer;

“the other supplier”	has the meaning given in standard condition 29 (Supplier of Last Resort)

“owned”	in relation to a gas meter or other property, includes leased and cognate expressions shall be construed accordingly;

“participating interest”	has the meaning given in section 260 of the Companies Act 1985;

“primary sub-deduct premises”	means premises to which gas is conveyed by a gas transporter before being conveyed to secondary sub-deduct premises;

“principal terms”

means, in respect of any form of contract or deemed contract, those terms which relate to:

(a)    charges for the supply of gas, including whether or not they are expressed as subject to transportation adjustments with the meaning of paragraph 5 of standard condition 42 (Domestic Supply Contracts);

(b)    any requirement to pay charges for the supply by prepayment through a prepayment meter;

(c)    any requirement for a security deposit;

(d)    the duration of the contract or deemed contract; and

(e)    the rights to terminate the contract (including any obligation to pay a termination fee) or circumstances in which the deemed contract will expire,

and such other terms as may reasonably be considered significantly to affect the evaluation by the customer of the contract to supply gas to the customer;

“Priority Service Register”	for the purposes of standard condition 37 (Provisions of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick) only, has the meaning given in that condition;

“proposed supplier transfer”	in relation to any premises means the proposed implementation of arrangements whereunder gas would no longer fall to be supplied to premises by one supplier but would fall to be supplied to those premises by another supplier (whether or not the supplier other than the licensee is licensed under section 7A(1) of the Act);

“quantity” and “volume”	in relation to gas, are synonymous;

“regulatory accounts”	for the purposes of standard condition 52 (Regulatory Accounts) only, has the meaning given in that condition;

“related undertaking”	means in relation to any person any undertaking in which such person has a participating interest;

“relevant customer”	for the purposes of standard condition 23 (Payments Received in Relation to Standards of Performance) only, has the meaning given in that condition;

“relevant customers with payment difficulties”	for the purposes of Section C only, has the meaning given in standard condition 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty);

“relevant payment”	for the purposes of standard condition 23 (Payments Received in Relation to Standards of Performance) only, has the meaning given in that condition;

“relevant premises”	for the purposes of Section C only, has the meaning given in standard condition 31 (Interpretation of Section C);

“relevant proportion”	for the purposes of standard condition 4 (Payments by the Licensee to the Authority) only, has the meaning given in that condition;

“relevant shipper”	means a gas shipper which has made arrangements in pursuance of which gas is conveyed to premises to which the licensee supplies gas and, in relation to any secondary sub-deduct premises, such arrangements shall be deemed to have been made where, in pursuance of arrangements made by a gas shipper, gas is taken out of the pipe-line system of the relevant transporter at the relevant primary sub-deduct premises with a view to its conveyance to those secondary sub-deduct premises;

“relevant supplier”	means, in relation to any premises, a gas supplier which supplies to those premises gas which is conveyed thereto (or, where the premises are secondary sub-deduct premises, to the relevant primary sub-deduct premises) by the relevant transporter;

“relevant system”	for the purposes of standard condition 42 (Domestic Supply Contracts) only, has the meaning given in that condition;

“relevant transportation charges”	for the purposes of standard condition 42 (Domestic Supply Contracts) only, has the meaning given in that condition;

“relevant transporter”	means, in relation to any premises or to a customer supplied with gas at any premises, the gas transporter which conveys gas through pipes to those premises or, where those premises are secondary sub-deduct premises, the gas transporter which conveys gas to the relevant primary sub-deduct premises;

“a relevant undertaking”	for the purposes of standard condition 7A (Code of Practice for Meter Reading etc) only, has the meaning given in that condition;

“relevant year”	for the purposes of standard condition 4 (Payments by the Licensee to the Authority) only, has the meaning given in that condition;

“representative”	for the purposes of Section C only, has the meaning given in standard condition 48 (Marketing of Gas to Domestic Customers);

“request”	has the meaning given in standard condition 32 (Duty to Supply Domestic Customers);

“requisite expertise”	for the purposes of standard condition 34 (Metering Arrangements for Domestic Customers) only, has the meaning given in that condition;

“secondary sub-deduct premises”	means premises to which gas is conveyed in pursuance of an exemption from section 5(1)(a) of the Act granted under section 6A thereof, for supply by the licensee;

“security arrangements”	for the purposes of standard condition 33 (Last Resort Supply: Security for Payments) only, has the meaning given in that condition;

“security standards”	has the meaning given in standard condition 14 (Security and Emergency Arrangements);

“separate business”	for the purposes of standard condition 52 (Regulatory Accounts) only, has the meaning given in that condition;

“specified terms”	for the purposes of standard condition 22B (Undertaking to be Given by Licensee to a Relevant Transporter in Respect of Shipping Charges etc) only, has the meaning given in that condition;

“statutory accounts”	means the accounts that the licensee prepares under the Companies Act 1985;

“subsidiary”	has the meaning given in sections 736, 736A and 736B of the Companies Act 1985;

“supply business”	means the business of the licensee supplying gas as authorised by this licence;

“supply business transferee”	for the purposes of standard condition 48A (Transfer of Domestic Customer of Supply Business) only, has the meaning given in that condition;

“supply gas”	in relation to any premises or any person, means the supply of gas which has been conveyed to those premises, or that person’s premises, by a gas transporter and includes the making available of a supply of such gas at the premises in question at a time when no gas is being taken, and cognate expressions shall be construed accordingly;

“supply services area”	has the meaning given at paragraph 5(b) of standard condition 3 (Application of Section D (Supply Services Obligations));

“Supply Services Direction”	for the purposes of standard condition 3 (Application of Section D (Supply Services Obligations)) only, has the meaning given in that condition;

“termination fee”	for the purposes of Section C only, has the meaning given in standard condition 31 (Interpretation of Section C);

“Transco plc”	means the company (registered in England and Wales under company number 02006000) which had that name on 1 October 2001 whether or not it previously had a different name or that name is subsequently changed;

“transferee”	for the purposes of standard condition 45 (Security Deposits) only, has the meaning given in that condition;

“transferor”	for the purposes of standard condition 45 (Security Deposits) only, has the meaning given in that condition;

“transferred business”	for the purposes of standard condition 48A (Transfer of Domestic Customer of a Supply Business) only, has the meaning given in that condition;

“transferred customers”	for the purposes of standard condition 45 (Security Deposits) only, has the meaning given in that condition;

“transporter’s relevant premises”	for the purposes of standard condition 22B (Undertaking to be Given by Licensee to a Relevant Transporter in Respect of Shipping Charges etc) only, has the meaning given in that condition;

“undertaking”	has the meaning given in section 259 of the Companies Act 1985;

“valid notice of termination”	for the purposes of Section C only, has the meaning given in standard condition 31 (Interpretation of Section C); and

“year”	for the purposes of standard condition 14 (Security and Emergency Arrangements) and 32A (Security of Supply – Domestic Customers) only, has the meaning given in standard condition 14.

2.	In these standard conditions, except where the context otherwise requires -

(a)	any reference to “the relevant primary sub-deduct premises”, in relation to any secondary sub-deduct premises, is a reference to the primary sub-deduct premises to which gas was conveyed before its conveyance to those secondary sub-deduct premises;

(b)	any reference to “sub-deduct arrangements”, in relation to any secondary sub-deduct premises, is a reference to arrangements which a gas shipper makes with a gas transporter in pursuance of which gas is taken out of the pipe-line system of that transporter at the relevant primary sub-deduct premises with a view to its conveyance to those secondary sub-deduct premises;

(c)	any reference to “consumer” shall, notwithstanding paragraph 4, include a person who is supplied with gas at secondary sub-deduct premises;

(d)	the definition of “supply gas” in this condition shall have effect as if the person who conveys gas from primary sub-deduct premises to secondary sub-deduct premises were a gas transporter.

3.	Without prejudice to the provisions of paragraph 1 defining the expression “supply gas” and providing for the construction of cognate expressions, these standard conditions shall not apply in, or in connection with, a case in which the licensee supplies to any premises gas which -

(a)	has been conveyed by it to those premises, by means of a pipe-line system, in pursuance of an exemption from section 5(1)(a) of the Act granted under section 6A thereof, and

(b)	has not been conveyed by a gas transporter,

except that where the pipe-line system mentioned in sub-paragraph (a) was used as there mentioned on 1 March 1996, standard conditions 24 to 27 and 35 to 39 shall apply.

4.	Any words or expressions used in the Utilities Act 2000 or Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in the standard conditions.

5.	Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or Schedule is a reference to the standard condition (with or without a letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or Schedule in which the reference occurs, and reference to a Section is a reference to that Section in these standard conditions.

6.	These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words “it”, “its” and “which” there were substituted the words “she”, “her”, “hers”, “who” and “whom”, and cognate expressions shall be construed accordingly.

7.	Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

8.	Any reference in these standard conditions to –

(a)	a provision thereof;

(b)	a provision of the standard conditions of gas shippers’ licences, or

(c)	a provision of the standard conditions of gas transporters’ licences,

shall, if these standard conditions or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these conditions or the other standard conditions in question as modified.

9.	In construing these standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

10.	Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that standard condition as incorporated in this licence and as incorporated in each other licence under section 7A(1) of the Act (whenever granted) which incorporates it.

11.	Where any obligation of the licence is required to be performed by a specified date or time, or within a specified period, and where the licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or time or after the expiry of the specified period (but without prejudice to all the rights and remedies available against the licence by reason of the licensee’s failure to perform by that date or time, or within that period).

12.	Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case -

(a)	the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable, and

(b)	where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

13.	The definitions referred to in this condition may include some definitions which are not used or not used exclusively in Sections A and B (which Sections are incorporated in all gas suppliers licences). Where -

(a)	any definition is not used in Sections A and B, that definition shall, for the purposes of this licence, be treated -

(i)	as part of the standard condition or conditions (and the Section) in which it is used;

(ii)	as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C (Domestic Supply Obligations)) or standard condition 3 (Application of Section D (Supply Services Obligations));

(b)	any definition which is used in Sections A and B is also used in one or more other Sections -

(i)	that definition shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and
(ii)	if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

Condition 2. Application of Section C (Domestic Supply Obligations)

1.	Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C to have effect within this licence:

(a)	the licensee may supply or offer to supply gas to domestic premises;

(b)	paragraphs 4 to 10 shall cease to be suspended and shall have effect in this licence; and

(c)	the licensee shall be obliged to comply with the requirements of Section C of this licence,

from the date the said scheme takes effect.

2.	Until -

(a)	the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C to have effect within this licence; or

(b)	the Authority has issued to the licensee a direction pursuant to paragraph 4, the licensee shall not supply or offer to supply gas to any domestic premises; the standard conditions in Section C shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section C of this licence.

3.	Except where paragraph 1 applies to the licensee, paragraphs 4 to 10 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority issues to the licensee a notice ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4.	The Authority may, following an application made by the licensee in accordance with paragraphs 5 to 7, issue a direction (a “Domestic Supply Direction”). Where the Authority has issued to the licensee a Domestic Supply Direction the standard conditions in Section C shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C to the extent and subject to the terms specified in such direction.

5.	An application by the licensee for a Domestic Supply Direction shall be:

(a)	made in writing, addressed to the Authority and delivered or sent by pre-paid post to the Authority at its principal office; and signed and dated by or on behalf of the applicant, stating, where signed on behalf of the applicant, the capacity of the signatory;

(b)	in the form specified in Schedule 1 to the Application Regulations or a form to the like effect and shall contain the information specified in that Schedule; and be accompanied by the information and documents specified in Schedule 2 to the Application Regulations;

(c)	accompanied by the information and documents specified in paragraphs 1 to 4 inclusive of Part IV of Schedule 3 to the Application Regulations; and

(d)	accompanied by a fee equivalent to the fee specified in the Application Regulations for applications for extensions to gas supply licences including authorisation to supply gas to domestic premises.

6.	A notice of an application made by the licensee for a Domestic Supply Direction must be published by the licensee within 7 days of making such application:

(a)	in the London Gazette and the Edinburgh Gazette; and

(b)	in such newspapers as are calculated to ensure that the notice is circulated;

(i)	where the application relates to premises of a specified description and is not limited to premises situated in a specified area, throughout Great Britain;

(ii)	where the application relates to a specified area, throughout that area; and

(iii)	where the application relates to particular premises, throughout the area or areas in which those premises are situated.

7.	The applicant shall deliver, or send by pre-paid post a copy of the London and Edinburgh Gazettes, and of each newspaper in which notice of the application is published in accordance with this regulation to the Authority at its principal office.

8.	The Authority may, with the consent of the licensee:

(a)	vary the terms (as set out in the Domestic Supply Direction or elsewhere) under which Section C has effect in this licence; or

(b)	provide for Section C to cease to have effect in this licence.

9.	The variation or cessation provided for in paragraph 8 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

10.	With effect from the date of cessation referred to in paragraph 9, paragraphs 4 to 9 of this condition shall be suspended and shall cease to have effect in this licence, but the

Authority may at any time thereafter give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Condition 3. Application of Section D (Supply Services Obligations)

1.	Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section D (in whole or in part) to have effect within this licence:

(a)	paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee’s licence; and

(b)	the licensee shall be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) of this licence,

from the date the said scheme takes effect. Such provision made by the Secretary of State in the said scheme shall be treated, for the purposes of paragraphs 5, 6, and 7 of this condition, as if it were a Supply Services Direction made by the Authority.

2.	Until -

(a)	the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section D (in whole or in part) to have effect within this licence; or

(b)	the Authority has issued to the licensee a direction pursuant to paragraph 4, the standard conditions in Section D (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section D (in whole or, as the case may be, in part) of this licence.

3.	Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority, with the consent of the licensee, issues to the licensee a notice ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4.	The Authority may, with the consent of the licensee, issue a direction (a “Supply Services Direction”). Where the Authority has issued to the licensee a Supply Services Direction the standard conditions in Section D (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

5.	A Supply Services Direction:

(a)	may specify that the conditions in Section D (in whole or in part) are to have effect in this licence; and

(b)	shall specify or describe an area (the “supply services area”) within which the licensee shall be obliged to comply with any of the requirements of Section D (in whole or, as the case may be, in part).

6.	The Authority may, with the consent of the licensee:

(a)	vary the terms (as set out in the Supply Services Direction or elsewhere) under which Section D (or parts thereof ) has effect in this licence; or

(b)	provide for Section D (or parts thereof) to cease to have effect in this licence.

7.	The variation or cessation provided for in paragraph 6 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

8.	With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter, with the consent of the licensee, give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Condition 4. Payments by the Licensee to the Authority

1.	The licensee shall, at the times stated, pay to the Authority such amounts as are determined by or under this condition.

2.	In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

(a)	an amount which is the relevant proportion of the estimated costs incurred by the Competition Commission in the previous relevant year in connection with any reference made to it with respect to the licence or any other gas supplier licence; and
(b)	an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

(aa)	any costs estimated by the Authority in the previous relevant year under sub-paragraph 2(a); and

(bb)	the actual costs of the Competition Commission (in connection with that reference) for the relevant year prior to the previous relevant year.

3.	The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in one instalment being due for payment by 31 October in each year, provided that if the Authority has not given notice of the amount of the instalment at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the Authority to the licensee (whenever notice is given).

4.	When the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5.	In this condition:

“estimated costs”	means costs estimated by the Authority as likely to be the costs incurred by the Competition Commission, such estimate having regard to the views of the Competition Commission.

“relevant proportion”	means the proportion of the costs attributable to the licensee in accordance with principles determined by the Authority for the purposes of this condition generally and notified to the licensee.

“relevant year”	means a year beginning on 1 April of each calendar year and ending on 31 March of the following calendar year.

SECTION B. GENERAL

Condition 5. Not used

Condition 6. Not used

Condition 7. Not used

Condition 7A. Code of Practice for Meter Reading etc

1.	Paragraph 2 shall have effect if, and only if, for the purposes of this condition generally, the Authority –

(a)	has designated a code of practice for undertakings (including gas suppliers, gas shippers and gas transporters) the business of which includes the reading of meters and for persons engaged in reading gas meters (“the meter reading code of practice”), and

(b)	has directed that the said paragraph should have effect.

2.	The licensee shall, at the request of any person, inform him –

(a)	whether it has notified the Authority that it intends to comply with the meter reading code of practice and to require any undertaking which acts as its agent in connection with the reading of gas meters (“a relevant undertaking”) so to comply;

(b)	if it has so notified the Authority and it has made any comments in respect of the licensee’s, or a relevant undertaking’s, compliance with the meter reading code of practice, of the nature of those comments;

(c)	whether all its officers engaged in the reading of gas meters at its customers’ premises (other than those who are officers or servants of a relevant undertaking) are instructed to comply with the meter reading code of practice, and

(d)	whether it has required any relevant undertaking to so instruct all the officers and servants of the undertakings so engaged.

3.	Where, in relation to non-domestic premises:

(a)	in pursuance of metering arrangements made by the licensee, any meter is connected with a service pipe through which gas is conveyed to premises in relation to which the licensee is, or is about to become, a relevant supplier and the person making the connection is not an approved meter installer; or

(b)	the licensee receives -

(i)	such a notice of a proposed connection as is mentioned in sub-paragraph (1) of paragraph 12 of Schedule 2B to the Act, whether or not it is followed by such information as is mentioned in sub-paragraph (3) of that paragraph; or

(ii)	a copy of such a notice or of any such information which has been received by the relevant transporter,

and it is not stated in the notice or information that the connection will be, or has been, made by an approved meter installer,

the licensee shall use its reasonable endeavours to secure that, within the required period mentioned in paragraph 4(b), an approved meter installer inspects the connection and, if he finds it unsatisfactory, carries out any appropriate remedial work.

4.	For the purposes of paragraph 3-

(a)	“approved meter installer” means -

(i)	a person approved by the Authority as possessing expertise satisfactorily to connect a meter and so ensure that the gas supplied through it is duly registered (“the requisite expertise”) or a person of a class or description of persons so approved; or

(ii)	an undertaking approved by the Authority as having staff possessing the requisite expertise,

and, for the purposes of this definition, “approved by the Authority” means approved by it for the purposes of this condition generally and “staff” includes officers, servants and agents, and

(b)	the required period is in relation to premises of a non-domestic customer, the period of 30 days, beginning with the day following that on which the connection was made as mentioned in paragraph 3(a) or, as the case may be, with the day following that specified in the notice or information (or copy thereof) mentioned in paragraph 3(b) as that on which the connection would be, or was, made.

Condition 8. Not used

Condition 9. Not used

Condition 10. Not used

Condition 11. Not used

Condition 12. Not used

Condition 13. Change Co-ordination for the Utilities Act 2000

1.	The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2.	In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3.	For the purposes of this condition, “industry framework document” means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

(a)	Suppliers’ Code of Practice

(b)	Agreements relating to prepayment metering services.

4.	Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition generally, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5.	This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given for the purposes of this condition generally.

Condition 14. Security and Emergency Arrangements

1.	Paragraph 2 of this condition shall apply -

(a)	in the case of an escape, or suspected escape, of gas, or

(b)	in the case of a pipe-line system emergency, that is to say, where the circumstances are such that, in the opinion of the relevant transporter -

(i)	the safety of its pipe-line system is significantly at risk;

(ii)	the safe conveyance of gas by that system is significantly at risk; or

(iii)	gas conveyed by that system is at such a pressure, or of such a quality, as to constitute, when supplied to premises, a danger to life or property,

and that opinion is not manifestly unreasonable.

2.	Where this paragraph applies, the licensee shall use its best endeavours to comply with all requests made by the relevant transporter (save any which are manifestly unreasonable) for the purpose of, as may be appropriate -

(a)	averting or reducing danger to life or property; or

(b)	securing the safety of the pipe-line system or the safe conveyance of gas thereby or reducing the risk thereto.

3.	The licensee shall include in its contracts for the supply of gas to non-domestic customers, a term to the effect that, for the duration of a pipe-line system emergency, within the meaning of paragraph 1(b) -

(a)	the licensee is entitled at the request of the relevant transporter or shipper to discontinue the supply of gas to the premises; and

(b)	the customer shall use his best endeavours to refrain from using gas immediately upon being told by the licensee or relevant transporter that he should do so.

4.	The licensee shall include in its contracts for the supply of gas to all customers, a term to the effect that, if it is given a direction under section 2(1)(b) of the Energy Act 1976 prohibiting or restricting the supply of gas to specified persons, then, for so long as the direction is in force and so far as is necessary or expedient for the purposes of, or in connection with, the direction -

(a)	the licensee is entitled to discontinue or restrict the supply of gas to the customer; and

(b)	the customer shall refrain from using, or restrict his use, of gas, on being told by the licensee that he should do so.

5.	Where the licensee has a contract with the relevant shipper which was executed before 2nd March 1995 and it is empowered thereby to secure rights to use the relevant transporter’s pipe-line system for the conveyance of gas by that system, the licensee shall exercise that power, except in so far as the Authority consents otherwise, in conformity with security standards.

6.	In paragraph 5, “security standards”, in relation to the arrangements entered into by the relevant shipper to secure rights to use the relevant transporter’s system for the conveyance of gas by the relevant transporter, means, subject to paragraph 7, arranging those rights so as to enable there to be met a rate of off-takes by the relevant shipper at premises supplied with gas by the licensee from that transporter’s pipe-line system which would equal the peak aggregate daily demand for gas by the licensee’s current customers -

(a)	which might reasonably be expected if the licensee interrupted, or reduced, the supply of gas to each customer to the extent that (otherwise than in the circumstances mentioned in paragraph 3 or 4) it was entitled so to do under its contract or deemed contract with that customer; and

(b)	which, having regard to historical weather data derived from at least the previous 50 years and other relevant factors, is likely to be exceeded (whether on one or more days) only in 1 year out of 20 years.

7.	For the purposes of paragraph 6 “daily” means over a period beginning at 6 a.m. on one day and ending immediately before 6 a.m. on the following day and “year” means a period of 12 months beginning with 1st October; and if, after consultation with all gas suppliers, gas shippers and gas transporters, with the Health and Safety Executive and with the Consumer Council, the Authority is satisfied that the security standard would be adequate if paragraph 6 were modified -

(a)	by the substitution, in paragraph 6(b), of a reference to data derived from a period of less than the 50 previous years; or

(b)	by the substitution, in paragraph 6(b), of some higher probability for the probability of 1 year in 20 years,

the Authority may, subject to paragraph 8, make such modifications by a notice which -

(i)	is given and published by the Authority for the purposes of this condition generally; and

(ii)	specifies the modifications and the date on which they are to take effect.

8.	Paragraph 6(b) shall only be modified if, at the same time, the Authority makes similar modifications to -

(a)	paragraph 2(b) of standard condition 16 (Pipe-line System Security Standards), of the standard conditions of gas transporters’ licences; and

(b)	sub-paragraph (b) of the definition of “security standards” in standard condition 1 (Definitions and Interpretation) of the standard conditions of gas shippers’ licences.

Condition 15. Safety of Supplies

1.	The licensee shall keep each of its customers informed -

(a)	that an escape, or suspected escape, of gas should be reported immediately; and

(b)	of a telephone number which should be used for that purpose.

2.	The licensee may discharge the duty imposed by paragraph 1 by providing the requisite information to each of its customers:

(a)	in respect of any customer supplied pursuant to a contract, on the occasion of the customer first commencing to take a supply from the licensee; and

(b)	either:

(i)	where bills or statements in respect of charges for the supply of gas are rendered to the customer, on a quarterly basis (it being sufficient that the information is included on or with any bill or statement); or

(ii)	where no bills or statements in respect of charges for the supply of gas are rendered to the customer, on an annual basis,

and by publishing such information in such manner as will in the opinion of the licensee secure adequate publicity for it.

3.	The licensee shall inform the customer of the telephone number referred to in paragraph 1(b) if so requested.

4.	The licensee shall, in so far as is practicable, take steps to inform each of its customers of any change to the telephone number of the service referred to at paragraph 1(b) prior to such change becoming effective.

Condition 16. Exchange of Information Between Licensee and Relevant Transporter or Shipper for Operation, Development or Maintenance of Pipe-line System and Detection and Prevention of Theft

1.	Subject to paragraphs 3 to 5, the licensee shall provide information reasonably requested by a relevant transporter either -

(a)	for the purpose of enabling the transporter to fulfil its licence obligations to draw up plans for the safe operation, development or maintenance of its pipe-line system; or

(b)	for the purpose of preventing or detecting the taking of a supply of gas where -

(i)	paragraph 1 or 2 of standard condition 7 (Provision of Information Relating to Gas Illegally Taken) of the standard conditions of gas transporters’ licences as incorporated in the transporter’s licence, would apply or applies; or

(ii)	paragraph 5 of that condition would apply or applies by virtue of paragraph 4 thereof.

2.	Subject to paragraphs 3 and 4, the licensee shall also notify the relevant transporter, in such form and manner as it may reasonably require, of the particulars (including, so far as is reasonably practicable, a reasonable estimate of the volume or, failing that, of the amount of gas taken) of any case of which the licensee has become aware of the actual or suspected taking of a supply of gas as mentioned in paragraph 1(b) where the gas had been conveyed to premises to which the licensee supplies gas or was in the course of being so conveyed through a service pipe by which any such premises are connected to a relevant main.

3.	The licensee shall be entitled to refuse to provide an item of information on the grounds that its disclosure would seriously and prejudicially affect the commercial interests of the licensee unless and until the Authority, by notice in writing given to the licensee, directs it to provide that item of information on the ground that the provision thereof is necessary for any of the purposes mentioned in paragraph 1.

4.	This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or to give in evidence in civil proceedings before the court.

5.	Paragraph 1(a) shall not apply in respect of any gas transporter which has not established, whether in pursuance of a licence condition or otherwise, effective arrangements designed to secure that information provided in pursuance thereof is not communicated, directly or indirectly, to another gas supplier or any gas shipper.

6.	Except where the holder of this licence is, in relation to the premises in question, not only the relevant supplier but also the relevant shipper, where the licensee receives, in connection with a proposed connection or disconnection of a meter, such a notice as is mentioned in sub-paragraph (1) of paragraph 12 of Schedule 2B to the Act or receives information in pursuance of sub-paragraph (3) of that paragraph, it shall promptly give the relevant shipper a copy thereof and furnish it with any further information relating to the meter which is requested by that shipper and which the licensee either has or may readily obtain.

7.	Except where the holder of this licence is, in relation to the premises in question, not only the relevant supplier but also the relevant shipper, where the licensee intends to connect, or has connected any meter with a service pipe through which gas is conveyed to any premises by a gas transporter or intends to disconnect, or has disconnected any meter from any such pipe, it shall give to the relevant shipper the like notice and information as would, by paragraph 12 of Schedule 2B to the Act, have been required to be given to the licensee or the relevant transporter had the connection or disconnection been by a person other than the licensee, and the licensee shall give such notice and information at the like times.

8.	Paragraph 7 shall apply in relation to any secondary sub-deduct premises as if gas were conveyed to those premises by a gas transporter.

9.	Except where the holder of this licence is, in relation to the premises in question, not only the relevant supplier but also the relevant shipper, the licensee shall promptly furnish the relevant shipper with such information as it may from time to time obtain as to the quantities or amounts of gas conveyed to premises to which it supplies gas.

10.	The licensee shall promptly furnish the relevant shipper, for transmission to the relevant transporter, (or, if the holder of this licence is that shipper and the relevant transporter requests the information in question, shall furnish the relevant transporter direct) with particulars of each inspection of a gas meter in pursuance of standard condition 17 (Reading, Inspection and Testing of Meters), including the date on which the inspection was carried out, the reading of the register of the meter and what, if anything, was found.

11.	Where, in pursuance of a request for the purposes of paragraph 2(d) of standard condition 31 (The Supply Point Information Service) of the standard conditions of gas transporters’ licences, as incorporated in a gas transporter’s licence, that transporter has provided the licensee with the information contained in the record of meter point numbers kept by the transporter in pursuance of the said standard condition 31, the licensee shall restrict the use or disclosure it makes of the copy or information furnished in such manner, and to such extent, as may be designated for the purposes of this condition generally by the Authority so, however, that such designation may make different provision in relation to copies of part of the record, or information, furnished by different gas transporters.

12.	Unless the Authority otherwise consents, by 1 January 2002, the licensee shall provide the relevant shipper, for transmission to the relevant transporter (or, if the holder of this licence is that shipper, shall inform the relevant transporter direct) with details of which particular premises supplied by the licensee is domestic and which is non-domestic premises.

13.	From the relevant date referred to in paragraph 14, where the licensee becomes –

(a)	the relevant supplier of a particular premises;

(b)	aware that a particular premises supplied by the licensee has changed from a domestic to a non-domestic premises or from a non-domestic to a domestic premises,

it shall inform the relevant shipper (or, if the holder of this licence is that shipper, the relevant transporter direct) no later than three days after the circumstances mentioned in sub-paragraph (a), or as soon as is reasonably practicable after the circumstances mentioned in sub-paragraph (b), of whether the particular premises in question is domestic or non-domestic.

14.	The relevant date shall be –

(a)	for the purposes of sub-paragraph 13(a), 1 January 2002; and

(b)	for the purposes of sub-paragraph 13(b), 1 January 2002 or such later date as the Authority specifies in a consent given to the licensee pursuant to paragraph 12.

15.	The consent referred to in paragraph 12 in respect of a particular licensee may not be given by the Authority on more than one occasion.

Condition 17. Reading, Inspection and Testing of Meters

1.	The licensee shall use all reasonable endeavours (including, in particular, the seeking of a warrant under the Rights of Entry (Gas and Electricity Boards) Act 1954 (other than where the premises in question are secondary sub-deduct premises) where it is necessary to do so) to ensure that at intervals of not more than 2 years (which shall be deemed to expire on a date specified in a notice given by the relevant transporter which has been transmitted to the licensee by the relevant shipper (or, which the holder of this licence has, where it is the relevant shipper, received direct from the relevant transporter), no less than 4 months in advance, in any case where a gas supplier has supplied premises for less than 2 years) an inspection of the meter and associated installation shall take place in accordance with paragraph 2.

2.	An inspection under paragraph 1 shall be carried out by a person possessing appropriate expertise and shall include the following tasks -

(a)	reading the meter;

(b)	inspecting the meter and associated installation for evidence of tampering;

(c)	inspecting the meter and that installation for any evidence that the meter has not continuously been in position for the purpose of registering the quantity of gas supplied;

(d)	arranging for information in respect of any gas leakage identified in the vicinity of the meter to be passed on in accordance with the Gas Safety (Management) Regulations 1996 as if the licensee had been informed thereof;

(e)	inspecting the meter for any evidence of deterioration which might affect its due functioning or safety; and

(f)	where necessary and subject to the consent of the owner of the meter, changing any batteries in the meter.

3.	Nothing in paragraph 2(a) to (e) shall require the dis-assembling of any part of the meter.

4.	Where, in compliance with paragraphs 10 to 13, the licensee has agreed (and has not withdrawn its agreement in pursuance of paragraph 14) that a named person chosen by the customer (“the meter inspection agent”) should carry out such an inspection as is referred to in paragraph 2, has been informed that the meter inspection agent has carried out the inspection, and has received a report from the meter inspection agent in respect of the tasks mentioned in paragraph 2, both in respect of what was done and what was found, then, subject to paragraph 5, that shall be a sufficient compliance with paragraph 1.

5.	Where the licensee has so agreed, (and has not so withdrawn its agreement) that, of itself, shall not constitute a sufficient compliance with paragraph 1 if -

(a)	the licensee has not been informed that the inspection has been carried out by the time by which it fell to be carried out or, where the licensee has expressly requested the meter inspection agent to carry it out, within 28 days of that request;

(b)	the licensee has not received from the meter inspection agent such a report as is mentioned in paragraph 4 within a reasonable time after the inspection was carried out or, where the licensee has made such an express request as is mentioned in sub-paragraph (a), within 35 days of that request; or

(c)	the licensee has reason to doubt the accuracy either of any information it has received that the inspection has been carried out or of any such report as is mentioned in paragraph 4,

but in any such circumstances paragraph 1 shall have effect as if the interval there mentioned expired 2 months later than the date on which it in fact expired (or was deemed thereby to have expired) and, accordingly, it shall be a sufficient compliance with paragraph 1 if, before the expiry of the extended interval, either the relevant circumstances are remedied or the licensee ensures that the requisite inspection takes place in accordance with paragraph 2.

6.	Subject to paragraph 7, the licensee shall comply with a request made by any of its customers for the removal of the meter by which the quantity of gas supplied to that customer is registered for the purpose of its being examined by a meter examiner in accordance with section 17 of the Act.

7.	Where a request under paragraph 6 is in respect of a meter which registers the supply of gas to secondary sub-deduct premises, the licensee shall only be obliged to comply with the request if the person making the request agrees that, if the meter is found in proper order (as mentioned in paragraph 3(7) of Schedule 2B to the Act), that person will bear the expenses incurred in removing, examining and re-installing the meter, and fixing a substitute meter as mentioned in paragraph 8.

8.	The licensee shall, while any meter which registers the supply of gas to secondary sub-deduct premises is removed in accordance with paragraph 6, fix a substitute meter on the premises.

9.	Where, for a continuous period beginning with 1 March 1996, the relevant transporter does not record separately -

(a)	inspections of meters and associated installations in accordance with paragraph 2; and

(b)	meter readings made by authorised officers of the licensee,

then, without prejudice to the licensee’s duty under paragraph 1, if that transporter has secured that the licensee be so informed, the licensee shall, for that period, ensure that such an inspection of a meter and associated installation takes place on each occasion on which the meter is read by one of its authorised officers.

10.	When the licensee receives a written request (“the inspection request”) made by a customer that it should agree that such an inspection as is referred to in paragraph 2 (“an inspection”) be carried out by an meter inspection agent (as defined in paragraph 4), the licensee shall -

(a)	as soon as is reasonably practicable -

(i)	give the relevant shipper a copy of the inspection request together with any relevant information relating to the meter inspection agent which is in the licensee’s possession for transmission to the relevant transporter; or

(ii)	where the holder of this licence is also the relevant shipper, give a copy of the inspection request together with such information as is mentioned in sub-paragraph (i) to the relevant transporter direct, and

(b)	refrain from agreeing to the inspection request during the period of 15 days beginning with the day on which it complied with sub-paragraph (a).

11.	The licensee shall not agree to the inspection request -

(a)	unless there are reasonable grounds for believing that -

(i)	the meter inspection agent possesses the appropriate expertise; and

(ii)	he would accurately and efficiently carry out the tasks specified in paragraph 2,

(b)	subject to paragraph 12, if the licensee has been notified by the relevant shipper, within the period of 8 days beginning with the day on which the shipper received a copy of the inspection request, that the relevant transporter is of the opinion that there are not reasonable grounds for so believing; or

(c)	subject to paragraph 12, where the holder of this licence is the relevant shipper, if the holder has been notified by the relevant transporter, within the period of 8 days beginning with the day on which the relevant transporter received a copy of the inspection request, that the relevant transporter is of the opinion that there are not reasonable grounds for so believing.

12.	If the licensee is notified as mentioned in paragraph 11 but disagrees with the relevant transporter’s opinion, it shall refer the question whether there are reasonable grounds for believing that the criteria in sub-paragraph (a) of that paragraph are met to the Authority for determination and -

(a)	if, within 14 days of the question being referred to it, the Authority notifies the licensee that it does not accept the transporter’s opinion, that opinion shall be disregarded for the purposes of paragraph 11; or

(b)	in any other case, the transporter’s opinion shall be conclusive for the purposes of paragraph 11.

13.	The licensee shall, subject to paragraphs 11, 12 and 14, agree to the inspection request if it has reasonable cause to be satisfied that the meter inspection agent would comply with obligations relating to meter inspections set out in the Gas Meter Reading and Inspection Code.

14.	Notwithstanding that the licensee has agreed to the inspection request it may withdraw its agreement if, in relation to an inspection, the circumstances are such as are mentioned in sub-paragraphs (5)(a), (b) or (c).

Condition 17A. Adjustment of Charges where Meter has Registered Erroneously

1.	Where paragraph 4 of Schedule 2B to the Act applies (that is to say, where a consumer is supplied with gas through a meter at a rate not exceeding, subject to section 8A of the Act, 2,196,000 kilowatt hours a year), this condition shall apply if the meter is examined and found to register erroneously as mentioned in sub-paragraph (3) of that paragraph.

2.	Where the error found is one of over registration, the charges made by the licensee in respect of gas supplied through the meter before it was found to register erroneously shall be adjusted by reference to the extent to which the meter is deemed by the said sub-paragraph (3) to have registered erroneously and, accordingly, allowance shall be made to the customer by the licensee.

3.	Where the error found is one of under registration, the licensee shall not surcharge the customer in respect of gas supplied through the meter before it was found to register erroneously otherwise than by reference to the extent to which the meter is deemed by the said sub-paragraph (3) to have registered erroneously.

4.	Where, in relation to the supply of gas to any premises, paragraph 4 of Schedule 2B to the Act would apply but for the fact that the premises in question are secondary sub-deduct premises -

(a)	the licensee shall use reasonable endeavours to secure by contract that the provisions of that paragraph shall, as nearly as may be, apply; and

(b)	if the licensee has so secured, paragraphs 1 to 3 above shall apply as if the meter had been examined and found to register erroneously as mentioned in sub-paragraph (3) of the said paragraph 4.

Condition 18. Not used

Condition 19. Provision of Information to the Authority

1.	Subject to paragraphs 2 and 4, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing –

(a)	the functions conferred on it by or under the Act; and

(b)	any functions transferred to or conferred on it by or under the Utilities Act 2000.

2.	The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 34 of the Act.

3.	The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as holder of a gas supply licence) which the Authority proposes to publish pursuant to section 35 of the Act.

4.	This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

5.	The power of the Authority to call for information under this condition is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

Condition 20. Not Used

Condition 21. Publication of Information to Customers

1.	Subject to paragraph 3, the licensee shall keep each customer informed of the name and address of the relevant transporter and the relevant transporter’s meter point reference numbers or codes for the customer’s premises.

2.	The licensee shall provide the information referred to in paragraph 1 in a form in accordance with the terms of a direction issued by the Authority, on each bill or statement given to the customers in relation to the supply of gas or annually where the customer does not receive such a bill or statement.

3.	The meter point reference number or code shall consist of a number of data items, each of which shall be represented by a numerical identifier which shall-

(a)	have the number of digits specified in a direction issued by the Authority;

(b)	be approved by the Authority; and

(c)	be used by the licensee.

4.	The Authority may issue a direction relieving the licensee of its obligations under paragraphs 1 and 2 to such extent and subject to such terms and conditions as it may specify in that direction.

Condition 22. Domestic Premises

1.	Any non-domestic premises which were supplied under a contract or a deemed contract by the licensee, at a rate reasonably expected not to exceed 73,200 kilowatt hours a year, immediately before the date on which these standard conditions were determined by the Secretary of State pursuant to section 81(2) of the Utilities Act 2000 and in respect of which the customer has remained a customer of the licensee continuously from that date, shall, for the purposes of this licence, be treated as domestic premises until the first of the following occurs –

(a)	the customer’s contract expires or is terminated; or

(b)	the customer’s deemed contract ceases in circumstances where the premises come to be supplied under a contract with the licensee or the licensee ceases to supply the premises; or

(c)	31 March 2003.

2.	Any domestic premises which were supplied under a contract or a deemed contract by the licensee, at a rate reasonably expected to exceed 73,200 kilowatt hours a year, immediately before the date on which these standard conditions were determined by the Secretary of State pursuant to section 81(2) of the Utilities Act 2000 and where the customer has remained a customer of licensee in respect of supply to the said premises continuously from that date, shall, for the purposes of this licence, be treated as non-domestic premises until the first of the following occurs –

(d)	the customer’s contract expires or is terminated; or

(e)	the customer’s deemed contract ceases in circumstances where the premises come to be supplied under a contract with the licensee or the licensee ceases to supply the premises; or

(f)	31 March 2003.

(g)

3.	Any premises supplied by the licensee which were domestic premises at the time when the customer entered into a contract or became subject to a deemed contract with the licensee in respect of supply to the said premises, shall, notwithstanding subsequent changes to the nature of the consumption of gas at those premises, be domestic premises for the purposes of this licence, until the first of the following occurs –

(a)	in the case of premises supplied under a contract, the contract expires or is terminated; or

(b)	in the case of premises supplied under a deemed contract, the premises come to be supplied under a contract with the licensee or the licensee ceases to supply the premises.

4.	Any premises supplied by the licensee which were non-domestic premises at the time when the customer entered into a contract or became subject to a deemed contract with the licensee in respect of supply to the said premises, shall, notwithstanding subsequent changes to the nature of the consumption of gas at those premises, be non-domestic premises for the purposes of this licence, until the first of the following occurs –

(a)	in the case of premises supplied under a contract, the contract expires or is terminated; or

(b)	in the case of premises supplied under a deemed contract, the premises come to be supplied under a contract with the licensee or the licensee ceases to supply the premises.

5.	Any domestic premises supplied by the licensee which are supplied under a multi-site contract, shall, for the purposes of this licence, be treated as non-domestic premises until that contract expires or is terminated.

6.	For the purposes of this condition, a “multi-site contract” is a contract for the supply of gas both to-

(a)	one or more non-domestic premises; and

(b)	one or more domestic premises occupied for purposes ancillary to those for which any of the said non-domestic premises is occupied;

where all the premises are owned or occupied by-

the same person or body of persons whether corporate or unincorporate; or

an undertaking (the “principal undertaking”) and any holding company, subsidiary, or subsidiary of the holding company of that principal undertaking, or any other undertaking in which the principal undertaking has a participating interest.

Condition 22A. Restriction or Revocation: Securing Continuity of Supply

1.	Where, in preparation for a restriction or the revocation of its licence, the licensee is making arrangements for securing continuity of supply for its customers, it shall, in respect of its customers supplied with gas in pursuance of deemed contracts, except in so far as the Authority consents:

(a)	in making those arrangements, reasonably endeavour to select one or more new suppliers which offer or will offer comparable services at the lowest available cost, and

(b)	use its reasonable endeavours to give its customers likely to be affected, reasonable notice of those arrangements.

Condition 22B. Undertaking to be Given by Licensee to a Relevant Transporter in Respect of Shipping Charges etc

1.	Where the licensee supplies gas to any premises in relation to which a particular gas transporter is the relevant transporter (“the transporter’s relevant premises”), it shall (unless it has previously done so) give the transporter a binding undertaking in the specified terms and, where it has given such an undertaking but there is a change in the specified terms which is such that the undertaking previously given is not in conformity with the changed terms, the licensee shall give the transporter a further binding undertaking in the changed specified terms which is expressed to supersede the undertaking previously given.

2.	An undertaking for the purposes of paragraph 1 shall be given -

(a)	as soon as is reasonably practicable within a month of the transporter concerned becoming the relevant transporter or, if later, of the specified terms in relation to the transporter concerned being designated by the Authority in pursuance of paragraph 3 or specified by the transporter in pursuance of paragraph 4, or

(b)	in the case of a further undertaking, as soon as is reasonably practicable within a month of the change in the specified terms.

3.	Subject to paragraph 4, in this condition “specified terms” and “changed specified terms” mean terms from time to time designated, in relation to the transporter concerned, by the Authority for the purposes of this condition generally, being terms which appear to it (after consultation with that transporter) to be calculated to secure the following objectives, namely that if and only if -

(a)	the arrangements between the transporter concerned and a gas shipper for the conveyance of gas to the transporter’s relevant premises, are terminated and no other arrangements between the transporter and that or another gas shipper for such conveyance have come into force, and

(b)	the licensee has been given notice thereof by the transporter concerned,

the licensee will, in respect of any period beginning when subparagraphs 2(a) and (b) are satisfied and ending immediately before there is a relevant shipper in relation to the premises, be required to make such payments to the transporter concerned in respect of gas taken out of its pipe-line system for supply to the transporter’s relevant premises as, as nearly as may be, are the same as the payments which would have been attributable thereto and due under the arrangements mentioned in sub-paragraph (a), if they had not terminated and had the shipper concerned not, thereafter, introduced any gas into the transporter’s pipe-line system nor made arrangements to do so.

4.	After the expiry of six months from the coming into force of the licence of the transporter concerned under section 7 of the Act and if and so long as the Authority has not designated terms in relation to that transporter, “specified terms” and “changed specified terms” mean terms from time to time specified by the transporter concerned which are calculated to secure the objectives mentioned in paragraph 3.

5.	Changed specified terms shall only be designated by the Authority or, as the case may be, specified by the transporter concerned if, by reason of changes in the arrangements between the transporter and gas shippers, the terms previously specified have ceased to be calculated to secure the objectives mentioned in paragraph 3.

6.	Different specified terms may be designated by the Authority or, as the case may be, specified by the transporter concerned for the purposes of this condition which differ according to the shipper concerned, so far as is necessary or expedient to take account of differences in the terms of arrangements for the conveyance of gas made by different gas shippers.

7.	The designation by the Authority of specified terms in relation to a gas transporter shall be by notice in writing given to that transporter.

8.	Any reference in this condition to the termination of arrangements shall be construed as including a reference to the expiry of arrangements by effluxion of time and cognate expressions shall be construed accordingly.

9.	Notwithstanding anything in the foregoing paragraphs, the licensee shall not be required to comply therewith save in so far as such compliance would not, from time to time, be unlawful by reason of section 5(1) of the Act.

10.	In the circumstances mentioned in sub-paragraph (a) of paragraph 3, the licensee shall use its best endeavours to secure that a gas shipper makes arrangements with the transporter concerned for the conveyance of gas to the transporter’s relevant premises which come into force, at the latest, within 35 days of both sub-paragraphs (a) and (b) of that paragraph being satisfied.

11.	Where the transporter’s relevant premises are secondary sub-deduct premises, the references to arrangements in paragraphs 3(a) and 10 shall be construed as references to sub-deduct arrangements; and references in this condition to “the shipper concerned” shall be construed accordingly.

Condition 23. Payments Received in Relation to Standards of Performance

1.	Any relevant payment made to the licensee by the relevant shipper (or where the licensee is the relevant shipper, by the relevant transporter direct) shall be paid, as soon as reasonably practicable after its receipt, to the relevant customer.

2.	In this condition, a “relevant payment” is a compensation payment made in relation to any customer of the licensee (the “relevant customer”) pursuant to standard condition 15 (Payments Received in Relation to Standards of Performance) of the standard conditions of the gas shippers’ licence or to any provision of Regulations made under section 33AA of the Act.

Condition 24. Arrangements in Respect of Powers of Entry

1.	The licensee shall, in respect of both domestic and non-domestic premises, prepare and submit to the Authority for its approval a statement of its proposed arrangements in respect of the steps mentioned in standard condition 24A (Authorisation of Officers).

2.	In the case of an extension of this licence, the licensee shall ensure that the arrangements remain sufficient for the purposes of satisfying standard condition 24A (Authorisation of Officers), and shall make, subject to paragraph 4, any necessary changes.

3.	The licensee shall use its best endeavours to ensure, so far as is reasonably practicable, that it conducts itself in conformity with the arrangements made in pursuance of paragraph 1.

4.	This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Statements and Customer Service Codes).

Condition 24A. Authorisation of Officers

1.	The arrangements referred to in standard condition 24 (Arrangements in Respect of Powers of Entry) shall provide for the taking of all reasonable steps-

(a)	for the purpose of securing compliance with paragraph 28(1) of Schedule 2B to the Act;

(b)	for the purpose of securing that any officer authorised for the purpose of any provision of Schedule 2B to the Act possesses appropriate expertise to perform the particular tasks that he will be required to undertake under the provision in question;

(c)	for securing that a member of the public may readily confirm the identity or authority of an officer so authorised;

(d)	for securing that identity cards, uniforms, liveried vehicles and other things carried, worn or used by an officer so authorised which confirm or suggest that he may be such an officer are not misused;

(e)	for securing that all officers so authorised by the licensee comply with the provisions of the Rights of Entry (Gas and Electricity Boards) Act 1954; and

(f)	for securing that where, in relation to any premises -

(i)	a power of entry would be conferred on the licensee by Schedule 2B to the Act but for the fact that the premises in question are secondary sub-deduct premises, but

(ii)	the licensee has obtained such power as is mentioned in paragraph 2(a),

the licensee complies, in relation to that power, with the requirements imposed on gas suppliers by paragraph 28(1) of the said Schedule 2B, and the requirements of sub-paragraphs (b) to (d) are complied with in relation to any officer authorised by the licensee to exercise any such power as if the officer were authorised for the purposes of the appropriate provision of that Schedule.

2.	In the circumstances mentioned in paragraph 1(f)(i) the licensee shall use reasonable endeavours to obtain by contract -

(a)	powers of entry that are, as nearly as may be, the same powers of entry that would have been conferred on it by Schedule 2B; and

(b)	such rights as will provide, as nearly as may be, for the relevant shipper and relevant transporter to enter the premises in question on the same basis as where powers of entry would have been conferred on them by Schedule 2B.

3.	If, in respect of any premises, any officer authorised for the purpose of any provision of Schedule 2B to the Act or for the purpose of entering premises in accordance with any right or power mentioned in paragraph 2, is an officer or servant of an agent of the licensee, or if the licensee is notified by the relevant transporter or shipper that any officer so authorised by that transporter or shipper is an officer or servant of an agent thereof, the licensee shall take reasonable steps to inform and keep informed each of its customers in respect of those premises, naming the agent in question, and shall give that information in a verifiable and authoritative manner.

4.	It shall be a sufficient compliance with paragraph 3 for the information to be given on or with a bill in respect of the supply of gas to the premises in question which is rendered within 4 months of the appointment of an agent being made or varied by the licensee or, as the case may be, within 4 months of the licensee being notified of such an appointment or variation by the relevant transporter or shipper.

5.	For the purposes of paragraphs 3 and 4, where, in respect of any premises, the holder of this licence is the relevant shipper, it shall be deemed to have been notified as mentioned in paragraph 3 -

(a)	in respect of any officer or servant of an agent of the relevant shipper; and

(b)	where the relevant transporter has notified the relevant shipper in accordance with paragraph 2 of standard condition 19A (Authorisation of Officers) of the standard conditions of gas transporters’ licences as incorporated in its licence, in respect of any officer or servant of an agent of the relevant transporter.

Condition 24B. Exercise of Powers of Entry

1.	As respects the powers of entry conferred on its authorised officers by Schedule 2B to the Act or which the licensee has obtained in accordance with paragraph 2(a) of standard condition 24A (Authorisation of Officers), the licensee shall use its reasonable endeavours to avoid undue disturbance to owners or occupiers of premises as a result of visits being made to their premises by authorised officers of different licence holders exercising powers of entry for like purposes.

2.	Subject to paragraphs 3 and 5, the licensee shall not, in connection with the supply of gas to any premises, by contract acquire for any of its officers powers of entry additional to those enjoyed by its authorised officers under Schedule 2B to the Act or act in any manner calculated to suggest that any of its officers have such powers.

3.	Paragraph 2 shall not apply -

(a)	in the case of a contract which relates exclusively, or to the extent to which it relates, to the provision of a gas meter or other gas fitting of which the licensee remains the owner; or

(b)	so far as the Authority so consents in cases, or descriptions of cases, specified by it.

4.	Any question arising under paragraph 2 as to whether a power of entry is in connection with the supply of gas shall be determined by the Authority.

5.	Paragraph 2 shall not apply in relation to any secondary sub-deduct premises as respects such a power of entry as is mentioned in paragraph 2 of standard condition 24A (Authorisation of Officers).

Condition 25. Efficient Use of Gas

1.	The licensee shall prepare and submit to the Authority for its approval a code of practice setting out the ways in which the licensee will make available to its customers such guidance on the efficient use of gas, in each case given or prepared by a suitably qualified person, as will, in the opinion of the licensee, enable customers to make informed judgements on measures to improve the efficiency with which they use the gas supplied to them.

2.	The code of practice shall include, but shall not be limited to:

(a)	the preparation and making available free of charge to any customer who requests it of a statement, in a form approved by the Authority, setting out information and advice for the guidance of customers in the efficient use of gas supplied to them;

(b)	the making of arrangements for maintaining sources from which customers may obtain further information about the efficient use of gas supplied to them, including the maintenance of a telephone information service; and

(c)	the preparation and making available free of charge to any customer who requests it of a statement or statements of sources (to the extent that the licensee is aware of the same) outside the licensee’s organisation from which customers may obtain additional information or assistance about measures to improve the efficiency with which they use the gas supplied to them, such statement or statements to include basic information which is publicly available on financial assistance towards the costs of such measures available from central or local government or through bodies in receipt of financial support from government in connection with measures to promote the efficiency of energy use.

3.	Where the Authority (who may have regard to the need for economy, efficiency and effectiveness before giving directions under this paragraph) gives directions to do so, the licensee shall:

(a)	review and prepare a revision of the code of practice;

(b)	take steps to bring to the attention of its customers information on the efficient use of gas supplied to them; and

(c)	send to each customer a copy of any information in relation to the efficient use of gas published by the Authority pursuant to section 35 of the Act,

in such manner and at such times as will comply with those directions.

4.	This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Statements and Customer Service Codes).

Condition 26. Record of and Report on Performance

1.	The licensee shall keep a record of its general operation of the arrangements mentioned in standard conditions 24 (Arrangements in Respect of Powers of Entry) and 25 (Efficient Use of Gas) and (where a Domestic Supply Direction has been issued to the licensee) in standard conditions 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty), 36 (Code of Practice on the Use of Prepayment Meters), 37 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), 38 (Provision of Services for Persons who are Blind or Deaf) and 39 (Complaint Handling Procedure) and its compliance with paragraph 3 of standard condition 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty) and standard condition 37A (Pensioners not to have Supply of Gas Cut Off in Winter) and if the Authority so directs in writing, of its operation of any particular cases specified, or of a description specified, by the Authority.

2.	The licensee shall, where a Domestic Supply Direction has been issued to the licensee, keep a statistical record of its performance in relation to the provision of gas supply services to its domestic customers.

3.	The licensee shall, from time to time as required by the Authority, provide to the Authority and to the Consumer Council such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Authority may request in writing.

4.	As soon as is reasonably practicable after the end of each calendar year, the licensee shall submit to the Authority and the Consumer Council a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

(a)	publish the report so submitted in such manner as will in the reasonable opinion of the licensee secure adequate publicity for it; and

(b)	send a copy of it free of charge to any person requesting one,

except that, in performing its obligations under sub-paragraphs (a) and (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

5.	The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Authority for the purposes of this condition.

Condition 27. Preparation, Review of and Compliance with Statements and Customer Service Codes

1.	This condition applies to any statement or code of practice required to be prepared by the licensee pursuant to standard conditions 24 (Arrangements in Respect of Powers of Entry) and 25 (Efficient Use of Gas) and (where a Domestic Supply Direction has been issued to the licensee) pursuant to standard conditions 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty), 36 (Code of Practice on the Use of Prepayment Meters), 37 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), 38 (Provision of Services for Persons who are Blind or Deaf) and 39 (Complaint Handling Procedure) of this licence.

2.	In first preparing such statement or code the licensee shall, prior to submitting the statement or code to the Authority, consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such statement or code or the manner in which it is likely to be operated.

3.	Where before the expiry of 30 days of the licensee first submitting such statement or code to the Authority for its approval the Authority notifies the licensee that the Authority considers the statement or code is not sufficient for the purposes of meeting the requirements of this licence, the licensee shall forthwith make such changes as the Authority may require.

4.	The licensee shall, whenever requested to do so by the Authority review such statement or code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5.	In carrying out any such review the licensee shall consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such statement or code or the manner in which it is likely to be or (as the case may be) has been operated.

6.	The licensee shall submit any revision of such statement or code which, after consulting the Consumer Council in accordance with paragraph 5, it wishes to make, to the Authority for its approval and following its approval in writing shall then revise the statement or code.

7.	The licensee shall:

(a)	as soon as practicable following the preparation of any statement or any code or any revision made to it send to the Authority and the Consumer Council a copy of such statement or code or such revision (in each case in the form approved by the Authority);

(b)	at least once in each year, draw the attention of those of its customers to whom such statement or code applies to the existence of the statement or code and of each substantive revision of it and to the means by which they may inspect a copy of such statement or code in its latest form; and

(c)	give or send free of charge a copy of such statement or code (as from time to time revised) to any person who requests it.

8.	No changes may be made to any statement or code otherwise than in accordance with the above procedures.

9.	The licensee shall ensure, so far as reasonably practicable, it complies with such arrangements or procedures (as the case may be) as are contained in or described by any statement or code to which this condition applies and approved by the Authority or any revision to such statement or code approved by the Authority.

Condition 28. Deemed Contracts

1.	This condition sets out the obligations placed on the licensee in relation to its deemed contracts.

2.	The licensee shall use its reasonable endeavours to ensure the terms of its deemed contracts are not unduly onerous.

3.	In the case of any class of domestic customers or of any class of non-domestic customers, the terms of a deemed contract shall be taken to be unduly onerous if the revenue derived from supplying gas to customers of the class in question on those terms -

(a)	significantly exceeds the costs of supply of gas; and

(b)	exceeds such costs of supply by significantly more than the licensee’s revenue exceeds costs of supply in the case of the generality of its domestic customers or, as the case may be, in the case of the generality of its non-domestic customers (excluding in each case customers supplied in accordance with standard condition 29 (Supplier of Last Resort)).

4.	For the purposes of paragraph 3 “costs of supply” shall not include any costs attributable to any promotional, marketing or advertising activities of the licensee.

5.	The licensee shall, as soon as is reasonably practicable after determining or revising (in whole or in part) any of the terms of its deemed contracts, send a copy to the Authority.

6.	At the request of any person, the licensee shall supply that person with a copy of the terms of its deemed contracts.

7.	The licensee shall ensure that the terms of its deemed contracts are such that, in their application to gas supplied under a last resort supply direction, the amount of any charges for gas so supplied complies with the provisions of paragraphs 13, 14 and 16 of standard condition 29 (Supplier of Last Resort).

8.	Where the licensee supplies a customer with gas under a deemed contract, it shall use its reasonable endeavours to furnish the customer with -

(a)	details of the principal terms of that deemed contract;

(b)	written notice that contracts on terms other than deemed contracts may be available and as to how information can be obtained as to any such terms; and

(c)	where the customer is a domestic customer, an accurate summary of the principal terms of domestic supply contracts available.

9.	The licensee shall ensure the terms of its deemed contracts -

(a)	include such term as is mentioned in paragraph 4 of standard condition 14 (Security and Emergency Arrangements);

(b)	where the customer is a non-domestic customer, include such term as is mentioned in paragraph 3 of standard condition 14 (Security and Emergency Arrangements);

(c)	make the like provision as is required in the case of a contract by paragraph 1 of standard condition 29B (Provision for Termination upon a Direction);

(d)	where the customer is a domestic customer, make the like provision as is required in the case of a contract by standard condition 45 (Security Deposits);

(e)	where the customer is a domestic customer, make the like provision as is required in the case of a contract by paragraph 1 of standard condition 47 (Termination of Contracts in Specified Circumstances); and

(f)	provide that where the customer intends to be supplied with gas at the premises under a contract with the licensee or another gas supplier, the deemed contract does not terminate but continues to have effect until the time when the licensee or, as the case may be, the other gas supplier begins to supply gas under a contract, at which time the deemed contract ceases to have effect.

10.	Subject to paragraph 16 of standard condition 29 (Supplier of Last Resort), nothing in paragraph 9 shall be construed as preventing the inclusion of terms providing for the termination of a deemed contract which are additional to and do not derogate from those required by sub-paragraphs (c), (e) and (f) of paragraph 9.

11.	In determining the number of kilowatt hours of gas which are to be treated as supplied or taken under a deemed contract, the licensee shall act on a reasonable basis, taking into account available gas consumption data for the premises in question and other relevant factors.

12.	Paragraphs 2 to 4 and 8(b) shall not apply in relation to customers supplied with gas in accordance with standard condition 29 (Supplier of Last Resort).

Condition 29. Supplier of Last Resort

1.	Where this paragraph applies, the Authority may, in writing, direct the licensee to supply gas in accordance with this condition (“the last resort supply direction”).

2.	Paragraph 1 applies where it appears to the Authority that -

(a)	circumstances have arisen which would entitle the Authority to revoke the supply licence of a gas supplier other than the licensee (“the other supplier”); and

(b)	the licensee could comply with the last resort supply direction without significantly prejudicing its ability -

(i)	to continue to supply its customers; and

(ii)	to fulfil its contractual obligations for the supply of gas.

3.	The last resort supply direction shall take effect from the date of revocation of the other supplier’s licence and shall continue for such period (being no longer than 6 months) specified in the direction.

4.	The licensee shall supply gas to customers of the other supplier at such premises as are specified or described in the last resort supply direction.

5.	The licensee shall not be required under this condition to supply gas to a particular customer at particular premises which it would not be required to supply by virtue of paragraph 3 of standard condition 32 (Duty to Supply Domestic Customers).

6.	Within 2 working days of the last resort supply direction taking effect, the licensee shall send to the Authority, for its approval, a draft of the notice the licensee proposes to send to each of the premises specified or described in the direction.

7.	As soon as reasonably practicable after the Authority has approved the form and content, except as to the level of charges payable for supply of gas under the direction or an explanation of how the charges are determined, of the notice sent to it pursuant to paragraph 6, the licensee shall send a copy of the notice to each of the premises specified or described in the last resort supply direction. The notice to be sent to all premises specified or described in the last resort supply direction, shall -

(a)	inform the customer in question that, notwithstanding any contract or deemed contract the customer may have had with the other supplier, the customer is no longer supplied by that supplier and has not been supplied by the other supplier since the date on which the direction took effect;

(b)	inform the customer in question that the licensee became the supplier of gas to the customer from the date the direction took effect; and

(c)	set out the charges payable for the supply of gas under the direction or an explanation of how the charges are determined.

8.	Unless the Authority otherwise consents, the licensee shall, so far as is reasonably practicable, give the Authority at least 5 days’ notice of any increase in charges for the supply of gas to premises in accordance with the last resort supply direction.

9.	The licensee shall use all reasonable endeavours to secure a meter reading at each of the premises specified or described in the last resort supply direction within 14 days of the direction taking effect.

10.	The licensee is not obliged to secure a meter reading where-

(a)	the Authority accepts that it would not be feasible or economic to do so; or

(b)	to do so would necessitate the entering of particular premises without the consent of the occupier or the seeking of entry on more than one occasion.

11.	The licensee may charge for the supply of gas to the premises specified or described in the last resort supply direction at a rate which is no greater than -

(a)	such charges as may be expected, in aggregate, approximately to equal the licensee’s reasonable costs of supply (including such costs attributable to the purchase of gas at short notice) together with a reasonable profit; or

(b)	the charges set out in the notice given by the Authority under paragraph 13.

12.	Where, within 5 days of receipt by the Authority of the notice given by the licensee under paragraph 9, the Authority determines that charges proposed by the licensee would be likely to cause hardship to domestic customers, it may direct by notice in writing to the licensee that licensee’s charges shall not exceed those which it specifies in the notice as being likely to avoid or mitigate such hardship.

13.	The licensee shall not be required by paragraph 12(b) to make charges which are less than those which would be made under the licensee’s deemed contract for comparable premises with similar metering arrangements supplied with gas otherwise than in accordance with a last resort supply direction.

14.	Unless the Authority otherwise consents, the licensee shall ensure that its terms and conditions (including charges) for a supply pursuant to a last resort supply direction do not show any undue preference or undue discrimination as between any persons or classes of persons.

15.	Notwithstanding anything in standard condition 28 (Deemed Contracts), the terms of the licensee’s deemed contract scheme for the supply of gas to premises in accordance with a last resort supply direction may provide that, until the direction ceases to have effect, the customer may not terminate his deemed contract except:

(a)	with the consent of the licensee;

(b)	on taking a supply at the premises under a contract with the licensee or another gas supplier; or

(c)	on ceasing to take gas at the premises.

16.	Where the licensee enters into any new contract for the purchase of gas in order to comply with its obligations under this condition, it shall use reasonable endeavours to make the purchase as economically as possible in all the circumstances.

Condition 29A. Supplier of Last Resort Supply Payments

1.	This condition sets out how, and how much, the licensee may recover in respect of any losses it incurs in complying with a last resort supply direction given under standard condition 29 (Supplier of Last Resort).

2.	Except in relation to a claim made following a direction by the Authority pursuant to paragraph 13 of standard condition 29 (Supplier of Last Resort), paragraphs 3 to 12 of this condition shall not have effect in this licence in relation to any claim under sub-paragraph 3(a), sub-paragraph 3(b) or both those sub-paragraphs if before a last resort supply direction is issued to the licensee it gives notice of consent to that effect to the Authority.

3.	Where the licensee intends to make a claim for the payment of monies (“last resort supply payments”) pursuant to –

(a)	standard condition 33 (Last Resort Supply: Security for Payments), as incorporated in the licence of the other supplier (as defined in paragraph 2 of standard condition 29 (Supplier of Last Resort);

(b)	standard condition 48 (Last Resort Supply: Payment Claims) of the standard conditions of the gas transporters’ licence,

the licensee shall in respect of each claim made notify the proposal to the Authority. The notification must include a calculation of the relevant amount with supporting information and must be received by the Authority within 6 months of the last resort supply direction to which it relates ceasing to have effect.

4.	Subject to paragraphs 5 and 6, the total sum of last resort supply payments claimed by the licensee (“the relevant amount”) shall not exceed the amount by which -

(a)	the aggregate costs (including interest on working capital) reasonably incurred by the licensee in supplying gas to premises in pursuance of the last resort supply direction, together with a reasonable profit, are greater than

(b)	the aggregate amounts recovered by the licensee by way of charges for gas supplied to premises in pursuance of the last resort supply direction (after taking all reasonable steps to recover such charges).

5.	Where the Authority considers that it is appropriate in all the circumstances for the licensee to make the claim notified pursuant to paragraph 3, the Authority will issue a written consent to the licensee. The Authority may, within 3 months of the notification under paragraph 3 and after consulting the licensee, determine that an amount other than that notified to it by the licensee is a more accurate calculation of the relevant amount.

6.	Where the Authority makes a determination in pursuance of paragraph 5, the amount specified in the determination shall be treated as the relevant amount for the purposes of the following paragraphs of this condition.

7.	In respect of a claim of the type mentioned in sub-paragraph 3(a), the licensee shall, within 6 months of the last resort supply direction to which it relates ceasing to have effect, submit the claim to the trustee appointed by the Authority pursuant to standard condition 33 (Last Resort Supply: Security for Payments) of the supply licence of the other supplier (as defined in paragraph 2 of standard condition 29 (Supplier of Last Resort)) specifying the relevant amount.

8.	Where a last resort supply payment made to the licensee by the trustee referred to in paragraph 7 is less than the relevant amount, the licensee may claim from the relevant gas transporters further last resort supply payments pursuant to paragraphs 9 and 10.

9.	Last resort supply payments claimed by the licensee from the relevant gas transporters shall not in aggregate exceed the amount by which the payment (if any) made to the licensee by the trustee referred to in paragraph 7 fell short of the relevant amount (the “under payment”).

10.	In respect of a claim of the type mentioned in sub-paragraph 3(b), the licensee shall, within 6 months of the last resort supply direction to which it relates ceasing to have effect, submit the claim to each relevant gas transporter (so far as is reasonably practicable all claims shall be submitted at the same time) specifying -

(a)	their respective proportion of the under payment (as defined in paragraph 9); and

(b)	whether payment is to be made by quarterly or monthly instalments.

11.	The respective proportion shall be the same as the proportion of the total number of premises in Great Britain to which gas is conveyed by the relevant transporter in question.

12.	In this condition “relevant transporter” means a transporter in whose licence Section C has effect.

Condition 29B. Provision for Termination Upon a Direction

1.	The licensee shall not enter into a contract for the supply of gas to any premises whether or not the contract is for a specified period unless it provides that it shall terminate upon a last resort supply direction given to a gas supplier other than the licensee, in pursuance of standard condition 29 (Supplier of Last Resort) of that supplier’s licence coming into effect in relation to the premises in question.

2.	Where a domestic supply contract is for both the supply of gas and the provision of other goods or services, any reference in this condition to its termination is a reference to its termination in respect of the supply of gas alone.

Condition 30. Debt Blocking

1.	The licensee shall not procure or permit the relevant shipper, in pursuance of any contract with that shipper, or otherwise request it, to prevent a proposed supplier transfer in relation to any premises at which the licensee supplies gas to a customer except for so long as -

(a)	the customer fails to pay charges for the supply of gas to those premises or any premises previously owned or occupied by him in respect of which such charges are payable which-

(i)	are due to the licensee and have been demanded in writing; and

(ii)	have remained unpaid for 28 days after the making of the demand; or

(b)	the customer is bound by the provisions of a contract with the licensee for the supply of gas at those premises which will neither expire nor, to the knowledge of the licensee, be terminated on or before the date of the proposed transfer.

SECTION C. DOMESTIC SUPPLY OBLIGATIONS

Condition 31. Interpretation of Section C

1.	In this Section of the standard conditions, unless the context otherwise requires -

“date of the domestic supply contract”	means, in respect of any domestic supply contract, the date on which that contract is entered into.

“deposit”	means a deposit of money by way of security for the payment of charges for the supply of gas;

“fixed term period”	means, in relation to a domestic supply contract, a specified period of more than 12 months during which the principal terms of that contract may not be varied by the licensee other than by agreement with the customer;

“relevant premises”	in relation to a domestic supply contract, means any premises supplied with gas under the terms of the contract;

“termination fee”	means any sum of money or other penalty (whether financial or otherwise) which may be demanded of a customer solely in consequence of the termination of a domestic supply contract; and

“valid notice of termination”	has the meaning given in paragraph 2 of standard condition 46 (Termination of Contracts on Notice).

Condition 32. Duty to Supply Domestic Customers

1.	Subject to the provisions of this condition, and without prejudice to any of the licensee’s obligations and rights under the Act or this licence, the licensee shall, upon receipt of a request (as defined in paragraph 4) from a domestic customer, as soon as is reasonably practicable:

(a)	offer to enter into a domestic supply contract to supply gas to the domestic premises in respect of which the supply is requested; and

(b)	where the terms offered are accepted by the domestic customer, give a supply of gas to those premises in accordance with the terms offered.

2.	Where the licensee has applied to the Authority for the revocation of its licence or for a restriction of its licence under section 7A(6) of the Act specifying domestic premises situated in a particular area or of a particular description (“excluded premises”) and the Authority has granted that request, or confirmed in writing its intention to do so, then, for such period not exceeding 3 months, or such longer period of not more than 6 months as the Authority may accept, prior to the date on which the revocation or restriction takes effect, or is intended to take effect, as is notified to the Authority by the licensee -

(a)	nothing in paragraph 1 shall require it to offer to supply or supply gas to a domestic customer, in the case of revocation, at any domestic premises or, in the case of a restriction, at excluded premises;

(b)	nothing in paragraph 4 of standard condition 44 (Notification of Terms) shall require the licensee to offer or enter into any new contract to supply gas to a domestic customer, in the case of revocation, at any domestic premises or, in the case of a restriction, at excluded premises.

3.	The licensee shall not be required by paragraph 1 or standard condition 29 (Supplier of Last Resort) to give a supply of gas where:

(a)	the domestic premises in question are not connected, whether directly or by means of a service pipe, to a relevant main;

(b)	the domestic premises in question have been disconnected by the relevant transporter, or the supply of gas thereto has been cut off by a gas supplier and by reason of paragraph 19 of Schedule 2B to the Act, the transporter or supplier is not under any obligation to re-connect the premises or, as the case may be, resume the supply of gas to the premises;

(c)	the domestic customer having requested a supply of gas, declines to enter into a domestic supply contract offered pursuant to paragraph 1;

(d)	the licensee or another gas supplier is bound by the provisions of a domestic supply contract in respect of the premises where the supply is requested and such domestic supply contract will neither expire nor have been terminated by the date from which the domestic customer requires a supply of gas from the licensee to commence;

(e)	it is not reasonable in all the circumstances for the licensee to be required to supply gas;

(f)	there are circumstances beyond the licensee’s control which prevent it from complying with the requirement in question but this shall not relieve the licensee from the obligation to take all requisite steps, so far as is reasonably practicable, to secure the necessary supplies of gas and their conveyance to the domestic premises;

(g)	compliance with the requirement in question would, or might, involve danger to the public and the licensee has taken all such steps as it was reasonable to take both to prevent the circumstances from occurring and to prevent them from having that effect;

(h)	in relation to an obligation set out in paragraph 1, the licensee has requested a deposit by way of security for the payment of charges and the domestic customer concerned has not paid this;

(i)	in relation to the obligation set out in paragraph 1, the discharge of which would require the implementation of a proposed supplier transfer in relation to any premises, the gas shipper which had made arrangements in pursuance of which gas was then conveyed to the premises (or, where applicable, sub-deduct arrangements) has, without breach of the conditions of its licence, prevented the implementation of that transfer;

(j)	in relation to the supply of gas to any secondary sub-deduct premises, the licensee would, but for the fact that the domestic premises are secondary sub-deduct premises, be entitled to cut off the supply of gas, or, as the case may be, not resume the supply of gas, to those premises by virtue of any provision of Schedule 2B to the Act, or

(k)	in relation to the obligation set out in paragraph 1, the licensee is not, at the time the offer is accepted, a relevant supplier in respect of the particular domestic premises and to supply those premises would significantly prejudice its ability to continue to supply gas to domestic customers at premises where it already does so, but the licensee shall -

(i)	take all such steps as are reasonable to avoid such a situation arising, and to resolve any that does arise; and

(ii)	inform the Authority in writing, as soon as is reasonably practicable, of any such situation that does arise, and of when it has been resolved provided that, in respect of sub-paragraph (e), the licensee shall –

(i)	refer any question as to whether the circumstances are reasonable, to the Authority for determination; and

(ii)	where the licensee already supplies gas to the premises in respect of which the supply is requested, give not less than 7 working days’ notice of its intention to discontinue the supply.

4.	In this condition-

(a)	“request” includes, to the extent that the licensee so requires, the following information-

(i)	the premises in respect of which the supply is required;

(ii)	the day on which the supply is required to commence; and

(iii)	the minimum period for which the supply is required to be given, and

(b)	any reference to giving a supply of gas includes a reference to continuing to give such a supply and any reference to requesting a supply includes a reference to requesting such a supply to continue to be given.

Condition 32A. Security of Supply – Domestic Customers

1.	Where the relevant shipper pays over to the licensee a sum received by it from the relevant transporter by reason of the failure of the transporter to convey gas to a domestic premises (or, where the licensee supplies gas to any secondary sub-deduct premises which are a domestic customer’s premises, the failure of the transporter to convey gas in accordance with the sub-deduct arrangements applicable to those secondary sub-deduct premises), the licensee shall -

(a)	set-off that sum against any charges in respect of the supply of gas to those premises which are or may become due to be paid by the customer, or

(b)	use its reasonable endeavours to pay that sum (so far as not set off against charges) to the customer.

2.	For the purposes of paragraph 1 the relevant shipper shall be deemed to have paid over to the licensee such a sum as is there mentioned where the holder of this licence, being not only the relevant supplier but also the relevant shipper, receives such a sum from the relevant transporter.

3.	Subject to paragraph 5 of standard condition 14 (Security and Emergency Arrangements), unless, by means of its contracts with gas shippers or otherwise, the licensee secures that all gas conveyed by gas transporters for supply to its domestic customers is conveyed in conformity with those transporters’ Network Codes, the licensee shall take such steps as are necessary or expedient to secure that the domestic supply security standards are satisfied as respects the availability of gas to its domestic customers.

4.	In paragraph 3 “the domestic supply security standards” means, subject to paragraph 5-

(a)	the availability of a supply of gas which would equal the peak aggregate daily demand for gas by the licensee’s current domestic customers which, having regard to historical weather data derived from at least the previous 50 years and other relevant factors, is likely to be exceeded (whether on one or more days) only in 1 year out of 20 years, and

(b)	the availability of supplies of gas-

(i)	over a year which would equal the aggregate annual demand for gas by those customers, and

(ii)	over the first 6 months of a year which would equal the aggregate demand for gas by those customers during such a 6 month period,

which, in each case, having regard to such data as aforesaid and other relevant factors, is likely to be exceeded only in 1 year out of 50 years.

5.	For the purposes of paragraph 4, “daily” and “year” have the meaning given in paragraph 7 of standard condition 14 (Security and Emergency Arrangements); and if, after consultation with all gas suppliers, gas shippers and gas transporters, with the Health and Safety Executive and with the Consumer Council, the Authority is satisfied that the domestic supply security standard would be adequate if paragraph 4 were modified-

(a)	by the substitution, in sub-paragraph 4(a) or (b), of a reference to data derived from a period of less than the 50 previous years;

(b)	by the substitution in sub-paragraph 4(a) of a higher probability than the 1 in 20 years mentioned in that sub-paragraph; or

(c)	by the substitution in sub-paragraph 4(b) of a higher probability than the 1 in 50 years mentioned in that sub-paragraph,

the Authority may, subject to paragraph 6, make such modifications by a notice which-

(i)	is given and published by the Authority for the purposes of this condition generally, and

(ii)	specifies the modifications and the date on which they are to take effect.

6.	Paragraph 4(a) shall only be modified if, at the same time, the Authority makes similar modifications to –

(a)	paragraph 2(b) of standard condition 16 (Pipe-line System Security Standards) of the standard conditions of gas transporters’ licences; and

(b)	sub-paragraph (b) of the definition of “security standards” in standard condition 1 (Definitions and Interpretation) of the standard conditions of gas shippers’ licences.

Condition 33. Last Resort Supply: Security for Payments

1.	The licensee shall establish and maintain arrangements (“security arrangements”) in accordance with this condition.

2.	If licensed to supply gas to domestic customers, the licensee shall establish security arrangements by -

(a)	taking out a bond or other instrument approved by the Authority; or

(b)	making other arrangements as the Authority may approve,

to secure such sum of money as is calculated in accordance with principles determined by the Authority and notified to the licensee but in any case not exceeding the maximum sum set out in paragraph 7.

3.	The security arrangements established by the licensee shall provide that, in the event of the Authority giving directions to one or more other gas suppliers under standard condition 29 (Supplier of Last Resort) as incorporated in those suppliers’ licences to supply the licensee’s domestic customers, there shall be payable, to such person as the Authority may appoint (“the trustee”), such sums, or instalments of sums, as the trustee may (after consulting the Authority) request, subject, however, to paragraphs 4 and 5.

4.	The Authority may, at any time, vary the principles determined under paragraph 2 following consultation with the licensee, all other suppliers and the Consumer Council.

5.	The licensee shall maintain the security arrangements and shall –

(a)	ensure that the arrangements are not terminated or varied (save for the purpose of extending their duration or in accordance with sub-paragraph (b)) other than with the prior consent of the Authority; and

(b)	at least once in each year –

(i)	consider whether the sum secured by the arrangements requires to be revised in order to ensure that it continues to be set in compliance with the principles determined by the Authority (as varied from time to time); and

(ii)	where such sum requires revision, establish and thereafter maintain additional or amended arrangements with the approval of the Authority.

6.	Where the Authority reasonably considers that the security arrangements established and maintained by the licensee do not secure a sum calculated in accordance with the principles determined by the Authority (as varied from time to time), it may at any time, issue a direction to the licensee requiring the licensee to establish and thereafter maintain additional or amended arrangements to secure such sums as may be specified in the direction.

7.	The maximum sum referred to in paragraph 2 shall be determined for each calendar year and shall be the aggregate of –

(a)	the number of domestic premises expected to be supplied in that year multiplied by the specified amount

and

(b)	the amount of gas expected to be supplied (expressed in kilowatt hours) in that year multiplied by the specified amount.

8.	For the purposes of paragraph 7, the “specified amount” shall be the amount approved by the Authority in accordance with paragraph 9, not exceeding –

(a)	in the case of sub-paragraph (a) of paragraph 7, £4 per premises (as adjusted for inflation); and

(b)	in the case of sub-paragraph (b) of paragraph 7, 0.05 pence per kilowatt hour (as adjusted for inflation).

9.	The Authority may, in respect of any relevant year, approve for the purposes of this condition generally a sum as the specified amount. If it does so -

(a)	in the case of the calendar year beginning on 1 January 2001, not later than 1 month after the date on which the Secretary of State determines these standard conditions pursuant to sub-section 81(2) of the Utilities Act 2000; and

(b)	in the case of any subsequent calendar year, not later than 30 September in the previous year,

and where the Authority fails to approve a sum in respect of any year, the specified amount for that year shall be the sum which it last so approved in respect of a previous year.

10.	The purposes of paragraph 8, each of the amounts referred to in sub-paragraphs (a) and (b) shall be adjusted for inflation in respect of each calendar year by multiplying that amount by x, where x is obtained by dividing the retail price index for 1 October in that year by the retail price index for 1 October 2001

11.	In paragraph 10, the “retail price index” is a reference to the general index of retail prices (for all items) published by the Office for National Statistics; and if that index is not published for any month that reference shall be read as a reference to any substituted index or index figure published by that Office for that month.

Condition 34. Metering Arrangements for Domestic Customers

1.	Subject to paragraph 7, the licensee shall not be required by standard condition 32 (Duty to Supply Domestic Customers) to supply or continue to supply gas to a domestic customer, or to offer a new contract except on terms that, if the customer takes his supply through a meter which belongs to him or is lent or hired to him otherwise than by the licensee or by the relevant transporter or if the meter is ordinarily to be read in accordance with arrangements made otherwise than by the licensee, the meter or the arrangements in question are acceptable to the licensee.

2.	The licensee shall, if so requested by one of its domestic customers or a person who has agreed to become such a customer, arrange for the provision to that customer of a meter owned by it or the relevant transporter which is of an appropriate type for registering the quantity of gas supplied to him by -

(a)	arranging with the relevant transporter for the meter owned by it and installed in the premises to remain in place;

(b)	arranging with the owner of the meter installed in the premises to purchase or otherwise acquire that meter and for it to remain in place;

(c)	arranging for the installation of a meter where there is no meter in place, or the meter in place is inappropriate or cannot be purchased or acquired on reasonable terms; or

(d)	making such other arrangements for the provision of a meter as may be agreed between the licensee and the customer.

3.	Where the licensee is obliged under paragraph 2 to arrange for the provision of a meter to a domestic customer, it shall not require, as a condition of making such an arrangement as is mentioned in sub-paragraph 2(a), (b) or (c), that the customer takes the meter otherwise than on hire or loan.

4.	Where a domestic customer of the licensee hands over to it a meter which is owned by the relevant transporter, the licensee shall so inform that transporter, through the relevant shipper (or, if the holder of this licence is that shipper, direct), and hold the meter to the transporter’s order for a period of one month in the condition in which it was received and with the index unaltered.

5.	Where -

(a)	in pursuance of arrangements made by the licensee, any meter is connected with a service pipe through which gas is conveyed to premises in relation to which the licensee is, or is about to become, a relevant supplier and the person making the connection is not an approved meter installer; or

(b)	the licensee receives -

(i)	such a notice of a proposed connection as is mentioned in sub-paragraph (1) of paragraph 12 of Schedule 2B to the Act, whether or not it is followed by such information as is mentioned in sub-paragraph (3) of that paragraph; or

(ii)	a copy of such a notice or of any such information which has been received by the relevant transporter,

and it is not stated in the notice or information that the connection will be, or has been, made by an approved meter installer,

the licensee shall use its reasonable endeavours to secure that, within the required period mentioned in paragraph 6(b), an approved meter installer inspects the connection and, if he finds it unsatisfactory, carries out any appropriate remedial work.

6.	For the purposes of paragraph 5-

(a)	“approved meter installer” means -

(i)	a person approved by the Authority as possessing expertise satisfactorily to connect a meter and so ensure that the gas supplied through it is duly registered (“the requisite expertise”) or a person of a class or description of persons so approved; or

(ii)	an undertaking approved by the Authority as having staff possessing the requisite expertise,

and, for the purposes of this definition, “approved by the Authority” means approved by it for the purposes of this condition generally and “staff” includes officers, servants and agents, and

(b)	the required period is the period of 90 days, beginning with the day following that on which the connection was made as mentioned in paragraph 5(a) or, as the case may be, with the day following that specified in the notice or information (or copy thereof) mentioned in paragraph 5(b) as that on which the connection would be, or was, made.

7.	The licensee shall not, in the case of a domestic customer -

(a)	refuse to accept a meter the use of which does not contravene section 17 of the Act and which is appropriate for registering the quantity of gas supplied, except on the ground that -

(i)	the licensee requires the supply to be taken through a prepayment meter and the meter is not one of that type or, if it is, its calibration or the arrangements for dealing with pre-payments are not acceptable to the licensee; or

(ii)	the meter does not offer the facilities requisite for the purposes of the contract or having regard to its terms, or

(b)	refuse to accept arrangements made by the customer for the ordinary reading of the meter which comply with such requirements, designed to secure the accurate reading of the meter and prompt transmission of data in an appropriate form, as are set out in such document or variation thereof (“the Gas Meter Reading and Inspection Code”) as may be designated in writing, for the purposes of this condition generally, by the Authority following consultation with gas suppliers, gas shippers, gas transporters and such other persons as the Authority considers appropriate.

Condition 35. Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty

1.	The licensee shall, no later than the date on which this condition takes effect pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice concerning the payment of gas charges by its domestic customers, including appropriate guidance for the assistance of such customers who, through misfortune or inability to cope with gas supplied on credit terms, may have difficulty in paying such bills.

2.	The code of practice shall include procedures by which the licensee can distinguish, so far as is reasonably practicable, customers in such difficulty (the “relevant customers with payment difficulties”) from others in default and by which the licensee can:

(a)	provide general information as to how relevant customers with payment difficulties might reduce their bills in the future by the more efficient use of gas;

(b)	where such a facility is available, accept in payment for gas supplied sums which are deducted at source from social security benefits payable to relevant customers with payment difficulties;

(c)	detect failures by relevant customers with payment difficulties to comply with arrangements entered into for paying by instalments charges for gas supplied;

(d)	make such arrangements so as to take into account the customers’ ability to comply with them;

(e)	ascertain, with the assistance of any information provided by other persons or organisations, the ability of customers to comply with such arrangements; and

(f)	provide for customers who have failed to comply with such arrangements, or procure for them the provision of, a prepayment meter (where safe and practicable to do so).

3.	In the case of a relevant customer with payment difficulties, the licensee shall not cut off the supply of gas at such a customer’s premises for non-payment of charges otherwise than following compliance by the licensee with such procedures referred to in paragraph 2 above.

4.	In formulating the procedures for the code of practice referred to at paragraph 2 the licensee shall have particular regard to –

(a)	the interests of relevant customers with payment difficulties who are of pensionable age (except those pensioners who fall within the description set out in sub-paragraph 1(a) of standard condition 37A (Pensioners Not to Have Supply of Gas Cut Off in Winter)) or disabled or chronically sick, and

(b)	to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by such customers during the winter months of each year (that is to say the months of January, February, March, October, November and December in each year), and the procedures shall be designed for the achievement of such purpose.

5.	This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Statements and Customer Service Codes).

Condition 36. Code of Practice on the Use of Prepayment Meters

1.	The licensee shall, no later than the date on which this condition takes effect pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice concerning the use of prepayment meters by its domestic customers, including appropriate guidance for the assistance of its prepayment meter customers who wish to take a supply of gas on other terms.

2.	The code of practice shall set out the licensee’s policy on the installation of prepayment meters and shall include procedures by which the licensee will where appropriate-

(a)	provide general information for customers on the operation, usefulness, advantages and disadvantages of prepayment meters, including details of-

(i)	token outlets and card or key charging facilities within the areas supplied with gas by the licensee;

(ii)	the actions available to customers on the malfunction of a prepayment meter or a prepayment card or key; and

(iii)	any standards of performance (and associated payments) applying to the licensee in relation to premises supplied by it through prepayment meters;

(b)	arrange for the calibration of any prepayment meter provided in accordance with sub-paragraph (2)(f) of standard condition 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty) so as to take into account, having due regard to all information available to the licensee (including any information provided by other persons or organisations), the relevant customer with payment difficulties’ ability to pay any charges due from him under the arrangements contemplated by that condition in addition to the other charges lawfully being recovered through the prepayment meter;

(c)	arrange for the recalibration of prepayment meters-

(i)	in the case of an individual customer, at the conclusion of any such arrangements applying to that customer; and

(ii)	generally, following changes in the price at which the licensee supplies gas to prepayment meter customers; and

(d)	remove prepayment meters, setting out the timescale and conditions under which such removal might take place.

3.	This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Statements and Customer Service Codes).

Condition 37. Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick

1.	The licensee shall, no later than the date on which this condition takes effect pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for its domestic customers who are of pensionable age or disabled or chronically sick.

2.	The code of practice shall include arrangements by which the licensee will, on request of such customers, and in each case free of charge-

(a)	except in the case of a customer living with another person and such person is neither a pensioner nor a disabled or chronically sick person nor under 18 years of age, provide for the examination by a person possessing appropriate expertise at intervals of not less than 12 months of the safety of gas appliances and other gas fittings on the customer’s side of the meter at his premises, other than a fitting for the annual inspection of which a landlord of the customer is responsible in pursuance of regulations made under the Health and Safety at Work etc. Act 1974;

(b)	where reasonably practicable and appropriate-

(i)	provide special controls and adapters for gas appliances and meters (including prepayment meters) owned by the licensee or the relevant transporter;

(ii)	reposition meters; and

(iii)	provide for the transmission through the relevant shipper (or, if the holder of this licence is that shipper, direct) to the relevant transporter of any request by the customer for the relevant transporter to reposition any gas meter and (except where the holder of this licence is the relevant shipper) for the relevant shipper to be reimbursed by the licensee any payments made by it in respect of any reasonable expenses incurred by the relevant transporter in complying with the request;

(iv)	provide special means of identifying persons acting on behalf of the licensee;

(v)	give advice on the use of gas, gas appliances and other gas fittings;

(vi)	send bills in respect of the supply of gas to any such customer to any person who is willing to be sent such bills and is nominated by that customer (without prejudice, however, to the right of the licensee to send such bills both to the customer and to the nominated person where that appears appropriate to the licensee); and

(vii)	provide, where neither the customer nor anyone living with him is able to read the gas meter, for the meter to be read once in each quarter and, without prejudice to paragraph 1 of standard condition 40 (Information Given to Domestic Customers), for the customer to be informed of the readings so obtained.

3.	The code of practice shall further include arrangements whereby the licensee will-

(a)	establish a list (the “Priority Service Register”) of those of its domestic customers who, by virtue of being of pensionable age or disabled or chronically sick, require information and advice in respect of the matters set out at paragraph 2;

(b)	notify its customers at least once each year of the existence of the Priority Service Register and of how domestic customers may be included on it;

(c)	maintain the Priority Service Register, comprising the relevant details of each customer who requests his inclusion on it and where requested, give to those of its own customers so registered, in respect of the matters set out at paragraph 2, such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice; and

(d)	secure that the relevant transporter is provided with the information in the Priority Service Register in an appropriate form and at appropriate intervals.

4.	This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Statements and Customer Service Codes).

Condition 37A. Pensioners Not to Have Supply of Gas Cut Off in Winter

1.	This condition shall apply in the case of any of the licensee’s domestic customers who, to the knowledge or reasonable belief of the licensee -

(a)	is of pensionable age and lives alone or with other persons all of whom are also of pensionable age or under 18 years of age;

(b)	is supplied with gas at domestic premises; and

(c)	is in default of his obligation to pay for gas so supplied through misfortune or inability to budget to meet bills for gas supplied on credit terms.

2.	Notwithstanding that sub-paragraph (3) of paragraph 7 of Schedule 2B to the Act (including that sub-paragraph as extended by sub-paragraph (4) thereof) applies by virtue of sub-paragraph (1) of the said paragraph 7 (or would so apply but for the fact that the premises in question are secondary sub-deduct premises), and notwithstanding the provisions of paragraph 3(j) of standard condition 32 (Duty to Supply Domestic Customers) the licensee shall not under the said sub-paragraph (3) or (in the case of secondary sub-deduct premises) in exercise of any analogous right cut off the supply of gas to such a customer’s premises during any winter period, that is to say, a period beginning with lst October in any year and ending with 31st March in the next following year.

Condition 38. Provision of Services for Persons who are Blind or Deaf

1.	The licensee shall, by 1 November 2001 or the date on which this condition takes effect in this licence, whichever date is later, pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for its domestic customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.

2.	The code of practice shall include arrangements by which the licensee will, on request, in each case free of charge-

(a)	make available to its blind and partially sighted customers, by telephone or other appropriate means, information concerning the details of any bill relating to the supply of gas to them and a facility for enquiring or complaining in respect of any such bill or any service provided by the licensee; and

(b)	make available to its deaf and hearing impaired customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any bill relating to the supply of gas to them or any service provided by the licensee.

3.	This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Statements and Customer Service Codes).

Condition 39. Complaint Handling Procedure

1.	The licensee shall, by 1 November 2001 or the date on which this condition takes effect in this licence, whichever date is later, pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice detailing the procedure for handling complaints from domestic customers about the manner in which the licensee conducts its supply business. Such code shall also establish a procedure for handling complaints from domestic customers which relate to any activity connected with the supply of gas not forming part of the supply business.

2.	Any such procedures established in accordance with this condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3.	This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Statements and Customer Service Codes).

Condition 40. Information Given to Domestic Customers

1.	The licensee shall keep each of its domestic customers informed as to the quantity or amount of gas shown in its records -

(a)	as having been registered by the meter through which the customer is supplied with gas, or

(b)	as having been estimated to have been supplied to the customer where a bill based on such an estimate has been rendered to him.

2.	It shall be a sufficient compliance with paragraph 1 if the information required by the paragraph in question is given on or with each bill or statement which is sent to a domestic customer in relation to the supply of gas or annually where the customer does not receive such a bill or statement.

3.	The licensee shall inform the domestic customer of the most recent meter reading if so requested.

4.	Where a bill or statement given to a domestic customer in relation to the supply of gas is expressed in terms of the amount of gas supplied, the licensee shall inform the customer in writing -

(a)	of the basis on which that amount is calculated from the quantity of gas supplied, and

(b)	if in making that calculation adjustments are made in respect of a temperature and pressure conversion factor within the meaning of regulations from time to time in force under section 12 of the Act, particulars of any such adjustments, by giving such information on or with each such bill or statement.

5.	The licensee shall keep each of its domestic customers informed -

(a)	that the Consumer Council can provide assistance in resolving complaints which the licensee has not resolved to the customer’s satisfaction; and

(b)	how the relevant office of the Consumer Council can be contacted,

by giving that information on, or with, each bill rendered or statement provided in respect of the supply of gas to such customers, and annually to each such customer to whom no such bills or statement are given.

Condition 41. Terms for Supply of Gas Incompatible with Standard Conditions

1.	The licensee shall not enter into, or offer to enter into a variation of any domestic supply contract or deemed contract or supply gas under such a domestic supply contract or deemed contract for the supply of gas to a customer at domestic premises otherwise than on terms which comply with the licensee’s obligations under the licence.

2.	The licensee shall not enforce or take advantage of any term of a domestic supply contract or deemed contract for the supply of gas to a customer at domestic premises if -

(a)	the inclusion of that term was incompatible with its obligations under any of these conditions; or

(b)	the enforcement or the taking advantage of that term would be so incompatible.

3.	The licensee shall not take advantage of the omission of any term from a domestic supply contract or deemed contract for the supply of gas to a customer at domestic premises if that term was required to be included in the domestic supply contract or deemed contract in question by reason of these conditions.

Condition 42. Domestic Supply Contracts

1.	A domestic supply contract is a contract for the supply of gas to domestic premises (as varied from time to time) which complies with the provisions of this condition.

2.	Without prejudice to its rights and obligations under the Act, the licensee shall not supply gas to domestic premises except under a domestic supply contract or a deemed contract.

3.	A domestic supply contract shall-

(a)	be in a standard form, save that there may be (reasonably) different forms for different areas, cases and circumstances;

(b)	set out all the terms and conditions, including terms as to price, on which the licensee will supply gas in the relevant case; and

(c)	contain terms reflecting the termination provisions of standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances).

4.	The licensee shall determine the terms on which it is prepared to enter into a domestic supply contract and, for the purposes of this paragraph -

(a)	different terms may be determined for different cases or classes of cases, or for different areas;

(b)	terms as to charges may be expressed as subject to transportation adjustments within the meaning of paragraph 5 but, in such case, the licensee shall, if so requested by a domestic customer, give him particulars, so far as is reasonably practicable, of the transportation adjustments (if any) likely to be made to the charges in respect of the supply of gas to premises specified in the request;

(c)	the terms shall include ones which correspond, as nearly as may be (save in so far as they may provide for lower charges), to those of a deemed contract under paragraph 8 of Schedule 2B to the Act; and

(d)	so far as the terms provide for charges related to the amount of gas supplied they shall provide that the number of kilowatt hours supplied shall be calculated in the same manner as the number of kilowatt hours conveyed to the premises falls to be calculated in pursuance of section 12(1) of the Act or, where the premises in question are secondary sub-deduct premises, in the same manner as such number would have fallen to be so calculated if the gas had been conveyed to those premises by a gas transporter.

5.	The reference in paragraph 4(b) to transportation adjustments is a reference to -

(a)	where the relevant shipper would be required by the relevant transporter to pay supplemental charges (within the meaning of standard condition 4C (Charging of Gas Shippers – Supplemental Connection Charges) of the standard conditions of gas transporters’ licences) in respect of particular premises in a designated area (within the meaning of that condition), an addition to the charges made in the case of those premises which equals those supplemental charges;

(b)	where, in relation to particular premises, the relevant transporter is not (subject to paragraph 8) Transco plc and the aggregate of the charges made by the relevant transporter and the relevant charges made by Transco plc in respect of the conveyance of the gas supplied to the premises exceeds the relevant charges made by Transco plc in respect of the conveyance of gas to comparable premises, an addition to the charges made in the case of those premises which equals that excess; and

(c)	where, in relation to particular premises, the relevant transporter is not (subject to paragraph 8) Transco plc and the relevant charges made by Transco plc in respect of the conveyance of gas to comparable premises exceed the aggregate of the charges made by the relevant transporter and the relevant charges made by Transco plc in respect of the conveyance of the gas supplied to the premises, a reduction in the charges made in the case of those premises which equals that excess;

and, for the purposes of sub-paragraphs (b) and (c), “relevant transportation charges” means so much of the charges in respect of the conveyance of gas as depend upon where it is taken out of the transporter’s pipe-line system and “comparable premises” means premises at which the reasonably expected consumption of gas is similar to that at the particular premises in question and which are situated in the same area of Great Britain as those premises.

6.	The terms of contract to supply gas to a domestic customer shall be agreed between the licensee and the customer and, subject to paragraph 7, the licensee shall ensure that those terms are in conformity with those for the time being determined under paragraph 4.

7.	Where the licensee proposes, in pursuance of a single domestic supply contract, to supply to a domestic customer both gas and other goods or services relating to the supply or use of gas, the licensee shall ensure that the domestic supply contract identifies, separately, the charges to be made for the supply of gas, for other goods sold, for other goods provided on hire and for services.

8.	If the whole or a significant part of the pipe-line system operated by Transco plc on 1 March 1996 comes to be operated by another gas transporter (“the relevant system”) and that transporter (not being the relevant transporter) conveys by means of the relevant system the gas that is subsequently conveyed to particular premises by the relevant transporter then, in relation to those premises (or to any secondary sub-deduct premises in relation to which those premises are relevant primary sub-deduct premises), any reference in sub-paragraphs 5(b) or (c) to Transco plc shall have effect as if it were a reference to that other transporter; and the Authority shall determine any question arising under this paragraph as to whether a part of the pipe-line system operated by Transco plc on 1 March 1996 is a significant part thereof.

9.	Where a domestic supply contract may be terminated by a domestic customer by virtue of any provision included in that domestic supply contract in compliance with standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances), the licensee may at its discretion accept a lesser period of notice than is specified in that provision.

10.	Nothing in this licence shall prevent the licensee from entering into a domestic supply contract which contains provisions for its termination that are additional to, and do not derogate from, the principles set out at standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances).

Condition 43. Contractual Terms - Methods of Payment

1.	Where the licensee offers to supply gas to domestic customers under a domestic supply contract, it shall have available forms of domestic supply contract which provide for the payment of charges for gas supplied to domestic premises:

(a)	by prepayment through a prepayment meter;

(b)	by different methods, including:

(i)	by cash, at such places and to such persons as are reasonable in all the circumstances; and

(ii)	by cheque, and

(c)	at a reasonable range of different intervals, including:

(i)	paying twice-monthly or fortnightly or more regularly, such sums as agreed;

(ii)	paying monthly a predetermined sum; and

(iii)	paying quarterly in arrears.

2.	Where the licensee supplies gas to domestic premises under a deemed contract, the terms of that contract shall include terms in respect of all the ways of making payments mentioned in sub-paragraph 1(b) and the frequencies mentioned in sub-paragraph 1(c). The foregoing shall not apply to deemed contracts made following a direction under paragraph 1 of standard condition 29 (Supplier of Last Resort).

3.	Before entering into any domestic supply contract (other than through a prepayment meter) the licensee shall inform the customer of and offer to enter into domestic supply contracts which comply with sub-paragraphs 1(b) and (c).

4.	The licensee shall process all requests for a supply of gas to domestic premises without undue preference or undue discrimination.

5.	The licensee shall send copies of each of the forms of domestic supply contract (as revised from time to time) under which it supplies or offers to supply gas-

(a)	on receipt of a request, to any person; and

(b)	not later than the date on which it first offers to supply gas under each such form of domestic supply contract (or revision thereof), to the Authority and the Consumer Council.

6.	The licensee shall prepare, in respect of each form of domestic supply contract-

(a)	a document which sets out an accurate summary of the principal terms of that form of domestic supply contract; and

(b)	particulars of any inducements offered to any person entering into such a domestic supply contract which might reasonably be expected materially to affect the decision whether or not to enter into it.

7.	The licensee shall publish the documents and particulars referred to in paragraph 6 in a manner that will in the opinion of the licensee secure adequate publicity for them, and shall send copies of them to the Authority and the Consumer Council no later than the date on which they are published.

Condition 44. Notification of Terms

1.	Before entering into any domestic supply contract the licensee shall take all reasonable steps to draw the attention of the customer to the principal terms of the domestic supply contract.

2.	Paragraph 3 below applies where a domestic supply contract has been entered into with, or an offer which is not within 5 days rejected by the licensee is made by, a domestic customer in the course of-

(a)	any visit by a representative of the licensee to the premises of the domestic customer;

(b)	any conversation in a place to which the public have access between a representative of the licensee and the domestic customer; or

(c)	any telephone conversation, or any internet or other electronic or telegraphic communication between the licensee and the domestic customer.

3.	Where this paragraph applies, the licensee shall (except where it has already done so) provide the domestic customer with a copy of the full terms of any domestic supply contract that has arisen, or which on acceptance will arise, between the licensee and the customer within 5 days after the domestic supply contract was entered into, or the offer was made by the customer.

4.	Subject to paragraph 5, the provisions of standard condition 32 (Duty to Supply Domestic Customers) and paragraph 1 of standard condition 34 (Metering Arrangements for Domestic Customers), the licensee shall at least 30 days before a domestic supply contract is due to expire or otherwise terminate, send to the domestic customer -

(a)	a written offer to enter into a new domestic supply contract for the supply of gas from the date of expiry of the existing domestic supply contract, drawing the attention of the domestic customer to the principal terms relevant to that offer;

(b)	an accurate summary of the principal terms of domestic supply contracts which the licensee will make available to the domestic customer;

(c)	details of how the domestic customer can obtain continuity of supply from the licensee; and

(d)	the principal terms in writing of the deemed contract that would apply upon the expiry or termination of the domestic supply contract if no new domestic supply contract is agreed.

5.	Paragraph 4 shall not apply where:

(a)	the domestic customer has informed the licensee that he does not want a new domestic supply contract or wish to be supplied by the licensee after the expiry or termination of the existing domestic supply contract; or

(b)	it is not reasonable in all the circumstances for the licensee to be required to continue to supply that domestic customer and the licensee has (at least 30 days before the domestic supply contract is due to expire) both notified the domestic customer to that effect and informed him that if the domestic customer does not make arrangements to obtain a supply from another gas supplier, then the domestic customer’s supply will be under a deemed contract.

6.	Except in such cases or classes of cases as may be approved by the Authority, where a domestic supply contract allows for unilateral variation (in any respect) by the licensee and pursuant thereto the licensee varies any term to the significant disadvantage of the domestic customer or raises the charges, the licensee shall within 10 days of the variation give the customer written notice:

(a)	of the variation;

(b)	of the domestic customer’s right to terminate the contract; and

(c)	of the effect of paragraph 7.

7.	Where the domestic customer gives to the licensee a valid notice of termination within 14 days of receiving the notice under paragraph 6, the licensee shall treat the variation as ineffective and shall neither enforce nor take advantage of it.

Condition 45. Security Deposits

1.	The licensee shall not, in respect of the supply of gas to any domestic customer, require a deposit-

(a)	where the domestic customer is prepared to be supplied through a prepayment meter and it is reasonably practicable in all the circumstances (including in particular the risk of loss or damage) for the licensee to provide such a meter; or

(b)	where it is otherwise unreasonable in all the circumstances to do so.

2.	Any deposit required of such a domestic customer may be 1 1/2 times the value of the average quarterly consumption of gas reasonably expected at the relevant premises, or more if that is reasonable in all the circumstances.

3.	Where the licensee requires a deposit from such a domestic customer it shall at the same time inform him of the effect of paragraphs 5 and 7.

4.	Where the licensee holds any deposit for more than a month, it shall pay the domestic customer simple interest on the deposit, at the rate which is from time to time equivalent to the base rate of Barclays Bank plc or, if there is no such base rate, not less than such base rate as the Authority may designate for the purposes thereof.

5.	Subject to paragraph 6, any deposit given by a domestic customer shall be repaid (with interest) by the licensee-

(a)	within 14 days where, in the previous 12 months, the domestic customer has paid all charges for gas supplied within 28 days of each written demand made; or

(b)	as soon as reasonably practicable, and in any event within 1 month, where the licensee has ceased to supply the domestic customer and he has paid all charges for gas supplied.

6.	Sub-paragraph 5(a) shall not apply where it is reasonable in all the circumstances for the licensee to retain the deposit.

7.	Any dispute arising under this condition between the licensee and a domestic customer may be referred by either party to the Authority. The Authority shall determine any such dispute, following such practice and procedure as it considers appropriate.

8.	Paragraphs 9 and 10 shall apply where one gas supplier (“the transferor”), with the agreement of another gas supplier (“the transferee”), assigns to that other supplier its rights and liabilities under contracts for the supply of gas to particular domestic customers whose contracts allow of such assignment (“assignment” and “the transferred customers”).

9.	Where this paragraph applies and the licensee is the transferor, if it so elects, paragraph 5 shall not have effect in relation to a deposit on the licensee ceasing to supply a transferred customer by reason of a deposit assignment but it shall pass the deposit to the transferee, together with interest thereon calculated as provided in paragraph 4.

10.	Where this paragraph applies and the licensee is the transferee, paragraphs 4 and 5 shall have effect, in relation to any deposit passed to it by the transferee, as if the transferee were the same person in law as the transferor.

11.	For the purposes of this condition, any reference to a deposit is, except where the context otherwise requires, a reference to so much of the deposit as, from time to time, has not been applied to meet charges in respect of the supply of gas.

12.	Notwithstanding the definition of the expression “deposit” in standard condition 31 (Interpretation of Section C), the provisions contained in this condition shall not apply in relation to a payment which is not a deposit; but, in relation to a payment of any class or description which serves the like purpose as a deposit by way of security for the payment of charges, this condition shall have effect as if they contained such provisions, if any, as are designated by the Authority, for the purposes of this condition generally, as having, in the case of payments of that class or description, as nearly as may be and having regard to their nature, an effect corresponding to that of the said paragraphs in their application in relation to deposits.

Condition 46. Termination of Contracts on Notice

1.	The licensee shall not enter into a domestic supply contract unless the domestic supply contract contains a term allowing the domestic customer to terminate the domestic supply contract at any time by-

(a)	giving to the licensee valid notice of termination; and

(b)	subject to paragraphs 5 and 6, paying to the licensee on demand a termination fee.

2.	A notice of termination is valid where it is given at least 28 days in advance of the date on which it is to take effect and where, not later than that date, the requirement of paragraph 3 is satisfied.

3.	The requirement of this paragraph is that either-

(a)	another gas supplier commences a supply of gas to the premises; or

(b)	the premises are disconnected or the supply of gas there is cut off because the domestic customer at those premises has ceased to require a supply.

4.	Each domestic supply contract shall provide that a notice of termination which is not valid shall not be effective to terminate such domestic supply contract.

5.	A termination fee shall not be demanded of a domestic customer where-

(a)	the domestic supply contract was terminated under any provision of standard condition 47 (Termination of Contracts in Specified Circumstances);

(b)	the domestic supply contract was one of indefinite length, and was terminated other than during a fixed term period;

(c)	the licensee notified the domestic customer, under paragraph 6 of standard condition 44 (Notification of Terms), of a unilateral variation of the domestic supply contract and the domestic customer gave notice of termination in accordance with paragraph 7 of that condition; or

(d)	the domestic supply contract was one to which paragraph 3 of standard condition 47 (Termination of Contracts in Specified Circumstances) applied and the licensee did not, before entering into it, take all reasonable steps to draw the attention of the customer to the effect of the term set out at that paragraph.

6.	Where a termination fee is payable, it shall be of an amount not greater than that which the licensee may in all the circumstances reasonably require.

Condition 47. Termination of Contracts in Specified Circumstances

1.	The licensee shall not enter into a domestic supply contract unless the domestic supply contract provides that it will terminate:

(a)	on the date on which the domestic customer ceases to own or occupy the premises, having given the licensee at least 2 working days’ notice of that date; or

(b)	where the domestic customer has ceased to own or occupy the premises without giving the licensee such notice, on the first in time of:

(i)	the second working day after the domestic customer has given notice to the licensee;

(ii)	the next date on which the meter is due to be read; and

(iii)	the date on which gas is supplied to the premises, by the licensee or another gas supplier, under a domestic supply contract or deemed contract with a person other than the domestic customer.

2.	Each domestic supply contract shall provide that, where it is terminated by virtue of a term included in the domestic supply contract in compliance with paragraph 1, the domestic customer shall remain liable for any charges for the supply of gas until the date of termination.

3.	Any domestic supply contract which:

(a)	provides for the licensee to supply gas for a specified period of more than 12 months; or

(b)	contains an initial fixed term period (as defined in standard condition 31 (Interpretation of Section C)),

shall provide that it may be terminated immediately by the customer at any time within 5 working days of the date of the domestic supply contract.

4.	Where a domestic supply contract is for both the supply of gas and the provision of other goods or services:

(a)	any reference in standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances) to its termination is a reference to its termination in respect of the supply of gas alone; and

(b)	on its termination by virtue of any provision of standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances), the licensee may require the domestic customer to give any reasonable security for the customer’s future compliance with those aspects of such contract as relate to the provision of goods and services.

5.	Where a domestic customer terminates a domestic supply contract or cease to take a supply by way of a deemed contract with the licensee for the supply of gas, the licensee shall not:

(a)	exercise any right to recover any meter owned by the licensee at, or by reason of, the termination of such domestic supply contract or the cessation of the supply by way of a deemed contract, or

(b)	authorise any of its officers to enter the domestic customer’s premises for the purpose of removing any such meter,

in the event that another gas supplier undertakes prior to the date of such termination or cessation to make an arrangement with the licensee on terms that the licensee receives such compensation (if any) as may be appropriate having regard to the value of the meter.

Condition 48. Marketing of Gas to Domestic Customers

1.	This condition applies to the marketing activities of the licensee in respect of the supply or the proposed supply of gas conveyed through pipes to the premises of domestic customers.

2.	The licensee shall–

(a)	set up appropriate procedures for the selection of staff employed or engaged in roles the principal duties of which involve oral communication with domestic customers for the purposes of the marketing activities of the licensee;

(b)	take all reasonable steps to ensure that each and every such person is trained so as to have a sufficient understanding of–

(i)	the arrangements for competition in domestic gas supply in Great Britain; and

(ii)	the prices charged by, and the other terms of supply of, the licensee, in particular methods of payment, duration of contracts and termination fees;

such that any relevant advice given by them to domestic customers is not misleading;

(c)	take all reasonable steps to ensure that–

(i)	a domestic customer may readily identify the licensee whenever a representative of the licensee contacts the customer;

(ii)	a domestic customer will readily understand that he or she has entered into a domestic supply contract;

(iii)	any unsolicited contact made on behalf of the licensee with any customer takes place at a reasonable time; and

(d)	take all reasonable steps to ensure that any agents and sub-contractors of the licensee set up equivalent procedures and take equivalent steps to those set out in sub-paragraphs (a), (b) and (c).

3.	Paragraph 4 shall apply where a domestic supply contract has been signed or otherwise entered into by a domestic customer in the course of -

(a)	a visit by a representative of the licensee to the premises of a domestic customer;

(b)	a conversation in a place to which the public have access between a representative of the licensee and domestic customer; or

(c)	a telephone conversation between a representative of the licensee and a domestic customer.

4.	Where this paragraph applies, the licensee shall, through a person other than a representative engaged in activities leading to the entering into domestic supply contracts between the licensee and any domestic customer, and not less than 24 hours nor more than 14 days after the making of the domestic supply contract in question –

use its reasonable endeavours to contact the domestic customer by telephone or by letter seeking his confirmation-

(i)	that he understands that he has entered into a domestic supply contract;

(ii)	that he is content to have entered into that contract; and

(iii)	that he is content with the way in which the sale was conducted;

(b)	if in the course of such telephone contact, or within a reasonable period of sending such a letter, the customer indicates that he is not content to have entered into the domestic supply contract and wishes to terminate it, take all reasonable steps to ensure that the domestic supply contract is terminated and, where reasonably practicable, that any proposed supplier transfer in relation to the domestic supply contract is not put into effect; and

(c)	if the response of the domestic customer, alone or when considered with the responses of other domestic customers, suggests weaknesses in the methods, systems or personnel employed or engaged by the licensee or its sub-contractors for the purpose of its marketing activities, ensure that all reasonable steps to remedy the matter are taken.

5.	Where gas is not to be supplied before the expiry of 60 days from the date on which the domestic supply contract was signed or otherwise entered into by the domestic customer, the licensee shall take reasonable steps during the period from that date until commencement of supply, to keep the domestic customer informed that he has entered into a domestic supply contract with the licensee.

6.	The procedures to be established by the licensee for dealing with complaints by domestic customers under standard condition 39 (Complaint Handling Procedure) shall provide in appropriate cases for the payment of compensation to domestic customers adversely affected by the failure of the licensee to perform its obligations under this condition.

7.	The licensee shall keep a record of its compliance with its obligations under this condition including-

(a)	the contacting of domestic customers in pursuance of sub-paragraph 4(a) and the response of customers to such contact;

(b)	the termination of domestic supply contracts in pursuance of sub-paragraph 4(b); and

(c)	compensation paid in relation to failures under this condition under procedures mentioned in paragraph 6.

8.	Except as the Authority may determine for the purposes of this condition generally, the licensee shall, as soon as reasonably practicable after the end of each period of three months ending on 31 March, 30 June, 30 September and 31 December in every year, submit to the Authority and to the Consumer Council a report dealing with the matters mentioned in paragraph 7 in that period, and shall:

(a)	publish the report so submitted in such manner as will in the reasonable opinion of the licensee secure adequate publicity for it; and

(b)	send a copy of it free of charge to any person requesting one,

except that, in performing its obligations under sub-paragraphs (a) and (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

9.	Reports in pursuance of paragraph 8 shall be presented, in so far as is reasonably practicable, in a standard format designated by the Authority for the purposes of this condition generally.

10.	Except as the Authority may approve-

(a)	for the purpose of protecting the interests of any domestic customer who, prior to 27 January 1998, may have made a payment in advance with a view to arranging a supply of gas; or

(b)	where any payment in advance is wholly or mainly for services other than arranging the supply of energy,

the licensee shall not enter into any commercial relations connected with supply of gas to any domestic customer with any person who has sought, after 27 January 1998, payment in advance (other than one governed by standard condition 45 (Security Deposits)) from any such domestic customer with a view to arranging a supply of gas and shall not enter into any contract for the supply of gas to any such domestic customer made through the agency (either for the licensee or for any domestic customer) of such a person.

11.	The licensee shall take all reasonable steps:

(a)	to establish management arrangements that facilitate the licensee in meeting its obligations under paragraphs 2 to 9 of this condition; and

(b)	to ensure that any agents and sub-contractors of the licensee take steps equivalent to those arrangements.

12.	This condition shall cease to have effect on a date (“the termination date”) which shall be 31st March 2002 provided that:

(a)	if the Authority, after consultation with all gas suppliers whose licences have this condition in effect and the Consumer Council, gives notice for the purposes of this condition generally:

(i)	by publishing the notice in such manner as the Authority considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it, and

(ii)	by sending a copy of the notice to every such gas supplier, to the Secretary of State and to the Consumer Council,

that it considers that the development of competition is such as to require the continuation of any part of this condition until such date not later than two years from the termination date as may be specified in the notice (the “new termination date”), then such part of this condition as may be specified in the notice shall continue to apply as if for the termination date there were substituted the new termination date; and

(b)	notice under sub-paragraph (a) may be given on more than one occasion.

13.	In this condition, except where the context otherwise requires:

“marketing activities”	means any activity of the licensee directed at or incidental to the identification of and communication with domestic customers supplied or to be supplied with gas by the licensee and includes entering into domestic supply contracts with domestic customers;

“representative”	in relation to the licensee means any person directly or indirectly authorised to represent the licensee in its dealings with domestic customers.

Condition 48A. Transfer of Domestic Customers of a Supply Business

1.	Subject to paragraph 2, the licensee shall not transfer to another person (“the supply business transferee”) all or part of its business comprising the supply of gas to domestic customers at any premises (“the transferred business” and “relevant premises”) unless -

(a)	the Authority is satisfied that the supply business transferee -

(i)	is or will be licensed to supply gas to the relevant premises from the proposed date of the transfer; and

(ii)	will have the technical and financial capability to comply with the conditions of its licence (subject to any such modifications as are contemplated by sub-paragraph (b)) in respect of the supply of gas to the relevant premises, and

(b)	if the licensee’s licence contains additional conditions which affect the transferred business and, in the opinion of the Authority, are for the purpose of protecting the interests of domestic consumers -

(i)	the supply business transferee has given the Authority its consent to the modification of the conditions of its licence by way of the insertion of like conditions or ones having the like effect, taking account of the purposes of those additional conditions; and

(ii)	the licensee has given the Authority its consent to the modification of those additional conditions so far as is necessary or expedient to give continued effect to the purposes of those conditions, in each case, unless the Authority otherwise accepts, by such date before the day of the proposed transfer as allows the Authority a reasonable period within which to make the modifications in question with effect from that day.

2.	Nothing in this condition shall prevent the licensee from transferring all or part of its business where it transfers to the supply business transferee its licence either generally or so far as relating to the premises in accordance with section 8AA of the Act.

3.	In this condition, references to “additional conditions” are references to conditions of the licensee’s licence which are additional to, or other than, these conditions.

Condition 49. Assignment of Outstanding Charges

1.	Subject to standard condition 50 (Modification of Provisions under Standard Condition 49), paragraph 2 shall apply where-

(a)	the licensee has commenced the supply of gas to a domestic customer at any domestic premises at which gas was previously last supplied to such a domestic customer by another gas supplier (“the first supplier”);

(b)	any domestic customer has failed to pay, within 28 days of the making of a demand in writing therefor, charges due to the first supplier in respect of the previous supply of gas at those or any other premises, other than charges which, before the time when the first supplier became aware of the proposed supplier transfer or the time of the implementation of that proposed transfer, whichever is the earlier -

(i)	had become due to the first supplier;

(ii)	had been demanded in writing; and

(iii)	had remained unpaid for not less than 28 days after the making of the demand, (“excepted charges”) save that if at, or within 14 days of, that time it reasonably appeared to the first supplier that payment had been made of particular charges for the supply of gas but they had, in fact, not been paid (for example, where a cheque tendered in payment was subsequently dishonoured), those charges shall not be excepted charges for the purposes of this sub-paragraph; and the charges first mentioned in this sub-paragraph, other than excepted charges, are hereinafter referred to as “the charges in question”;

(c)	that person has been notified by the first supplier, at least 14 days before it gives to the licensee such a notice as is mentioned in paragraph 2, that it proposes to assign the debt to the licensee and that, if he has a contract or deemed contract with the licensee which so provides, the licensee may be entitled to recover from him costs in respect of the recovery of the debt, and

(d)	that person either is supplied with gas by the licensee at the premises referred to in sub-paragraph (a) or is in occupation of those premises on the date on which the licensee receives such a notice as is mentioned in paragraph 2.

2.	Where this paragraph applies, if, within 90 days of the licensee commencing to supply gas to the premises, the licensee receives written notice from the first supplier stating -

(a)	the amount of the charges in question which remains unpaid;

(b)	that the first supplier had used its reasonable endeavours to recover the amount of the charges in question which still remained unpaid 42 days after the demand therefor was made, and

(c)	that the first supplier intends to assign the debt attributable to the unpaid charges to the licensee,

the licensee shall, in consideration of such assignment and within 60 days thereof, pay to the first supplier the amount of such debt less (unless those costs are recoverable as mentioned in paragraph 1(c)) the licensee’s reasonable administrative costs likely to arise in recovering the debt from the domestic customer in question, except that this obligation shall be limited to an amount not greater than one third of that of the charges -

(i)	in respect of the amount of gas supplied to the premises in question (by the first supplier or some other gas supplier) in the year ending with the day on which the first supplier ceased to supply gas at those premises, or

(ii)	if that amount is not known, in respect of the amount of gas reasonably expected to be supplied to the premises in question in the year beginning with the day on which the licensee commenced to supply gas thereat, calculated, in either case, on the basis on which the first supplier calculated charges in the domestic customer’s case immediately before it ceased to supply gas to the premises.

3.	For the purposes of paragraph 2, the domestic customer in question shall not be regarded as having failed to pay any charges for the supply of gas as at a particular date to the extent that any amount demanded by the first supplier is genuinely in dispute and the dispute does not relate to the volume of gas which was shown on the register of the gas meter through which the supply was taken when the first supplier ceased to supply gas to the premises.

4.	In paragraphs 1 and 2, references to charges for the supply of gas, however expressed, do not include references to charges made in respect of the provision of a gas meter.

Condition 50. Modification of Provisions under Standard Condition 49 (Assignment of Outstanding Charges)

1.	Where, having regard to any representations made to the Authority, it appears to the Authority that, in relation to any particular class or description of cases -

(a)	the application of paragraph 2 of standard condition 49 (Assignment of Outstanding Charges) or the possibility of its coming to apply, does not significantly reduce the number of unrecovered debts which might otherwise be expected; or

(b)	the application of paragraph 2 of standard condition 49 (Assignment of Outstanding Charges) and the recovery, or attempted recovery, of assigned debts involves expenditure by the gas suppliers concerned which is disproportionate to the reduction in the aggregate amount of unrecovered debts which might otherwise be expected, it may provide that paragraph 2 of standard condition 49 (Assignment of Outstanding Charges) shall, subject to paragraph 2 below, cease to have effect in relation to that class or description of cases; and any such provision shall be made by a notice which

(i)	is given and published for the purposes of this condition generally; and

(ii)	specifies the date on which the provision is to take effect.

2.	Notwithstanding that the Authority has, in pursuance of paragraph 1, provided that paragraph 2 of standard condition 49 (Assignment of Outstanding Charges) should cease to have effect in relation to a particular class or description of cases, it may, having regard to any representations made to it, provide that paragraph 2 of standard condition 49 (Assignment of Outstanding Charges) shall again have effect in relation thereto if it appears to it that the view it took as respects the matters mentioned in sub-paragraphs (a) and (b) of paragraph 1 is no longer justified; and any such provision shall be made by a notice which -

(a)	is given and published for the purposes of this condition generally at least 3 months before the date specified for the purposes of sub-paragraph (b), and

(b)	specifies the date on which the provision is to take effect and, accordingly, on which paragraph 2 of standard condition 49 (Assignment of Outstanding Charges) is again to have effect in relation to the class or description of cases in question.

SECTION D. SUPPLY SERVICES OBLIGATIONS

Condition 51. Not used

Condition 52. Regulatory Accounts

1.	The following paragraphs of this condition apply for the purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable regulatory accounts to be prepared showing the financial affairs of the supply business and each separate business.

2.	The licensee shall -

(a)	keep or cause to be kept for the period referred to in section 225(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of the supply business and each separate business as would by section 221 of the Companies Act 1985 be required to be kept in respect of each such business if it were carried on by a separate company, so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the supply business and to each separate business are separately identifiable in the accounting records of the licensee (and any affiliate or related undertaking) from those of any other business (whether or not a separate business) of the licensee;

(b)	prepare on a consistent basis from such accounting records in respect of:

(i)	each financial year, accounting statements comprising a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto showing separately in respect of the supply business and each separate business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

(aa)	charged from or to any other business (whether or not a separate business) of the licensee together with a description of the basis of that charge; or

(bb)	determined by apportionment or allocation between the supply business and any other business of the licensee or between any separate businesses of the licensee together with a description of the basis of the apportionment or allocation; and

(ii)	the first six months of each financial year, an interim profit and loss account in respect of the supply business and each separate business; and

(iii)	each financial year, sufficient accounting information in respect of the supply business and each separate business to allow the preparation of consolidated accounting statements for the supply business and each separate business of the licensee or, where applicable, the ultimate holding company of the licensee. Such information shall include a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement together with notes thereto for each of the supply business and separate business.

(c)	procure, in respect of the accounting statements prepared in accordance with this condition in respect of each financial year, a report by the auditors and addressed to the Authority stating whether in their opinion those statements have been properly prepared in accordance with this condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the supply business and to each separate business to which the statements relate; and

(d)	deliver to the Authority a copy of the account referred to in sub-paragraph (b)(ii), the auditors’ report referred to in sub-paragraph (c), the accounting statements referred to in sub-paragraph (b)(i) and the accounting information referred to in sub-paragraph (b)(iii), as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b) (ii) and six months after the end of the financial year to which they relate in the case of the accounting statements, auditor’s report and accounting information referred to in sub-paragraphs (b)(i), (b)(iii) and (c);

provided always that the obligations set out in this paragraph 2 shall not apply where they have already been discharged by the licensee in respect of each separate business pursuant to any other licence.

3.	Unless the Authority so specifies in directions issued for the purposes of this condition, or with the Authority’s prior written approval, the licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph 2(b)(i) from those applied in respect of the previous financial year.

4.	Where, in relation to the accounting statements in respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by the Authority, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

5.	Accounting statements and information in respect of a financial year prepared under sub-paragraphs 2(b)(i) and 2(b)(iii) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition-

(a)	have the same content and format (in relation to the supply business and each separate business) as the statutory accounts of the licensee prepared under section 226 and, where appropriate, section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued or adopted by the Accounting Standards Board currently in force;

(b)	state the accounting policies used; and

(c)	with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, be published with the statutory accounts of the licensee.

6.	Unless the accounting statements and information prepared under sub-paragraph 2(b)(i) and 2(b)(iii) are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Authority, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for each separate business covering the same period, which shall comprise and show separately-

(a)	a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, which shall:

(i)	include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

(ii)	show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985;

(b)	in respect of the supply business and each separate business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the supply business and each separate business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

(c)	such other current cost information as is referred to in the handbook as the Authority may reasonably require;

and shall deliver the same, together with an auditors’ report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph 2(c), to the Authority within the time limit referred to in sub-paragraph 2(d), and shall (with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively) publish the same with the statutory accounts of the licensee.

7.	References in this condition to costs or liabilities of, or reasonably attributable to, the supply business or to any separate business shall be construed as excluding taxation and capital liabilities which do not relate solely to the supply business or any separate business (as the case may be), and interest thereon; and references to any profit and loss account shall be construed accordingly.

8.	Without prejudice to paragraph 5 of this licence, references in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of the grant of this licence shall be construed as if such provisions were in force at such date.

9.	For the purposes of paragraph 6-

	“alternative accounting rules”	means the rules set out in section C of Part II of Schedule 4 to the Companies Act 1985.

	“current cost assets”	means assets of any description mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985.

	“the handbook”	means the handbook issued by the Accounting Standards Committee of the Consultative Committee of Accounting Bodies (CCAB Limited) or any successor body entitled “Accounting for the effects of changing prices: a Handbook” in its current edition for the time being or in the event that no such handbook shall be in issue such guidance or publication as may be issued in replacement or substitution therefore;

	“separate business”	means any other business other than the supply business whether carried on by the licensee, an affiliate or related undertaking of the licensee.

10.	For the purposes of this condition:

	“regulatory accounts”	means the accounts required to be prepared by the licensee pursuant to this condition.

Condition 52A. Change of Financial Year

1.	The definition of “financial year” in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date the licensee sends a notice to the Authority for that purpose.

2.	Such notice:

(a)	shall specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and

(b)	shall continue in effect until revoked by the licensee issuing a further notice.

3.	While the notice continues in effect the licensee shall procure the preparation of and shall deliver to the Authority audited group accounts for its group of companies for each financial year.

4.	Audited group accounts produced in accordance with paragraph 3:

(a)	shall comprise consolidated group accounts in respect of the group of companies;

(b)	shall, save insofar as is necessary to reflect a different financial year, have the same form and content as the statutory accounts of the licensee;

(c)	shall be accompanied by a report by the auditors and addressed to the Authority stating whether in their opinion the audited group accounts have been properly prepared in accordance with this condition and give a true and fair view of the state of affairs of the group of companies and of its profits or losses, total recognised gains or losses and cash flows during the financial year;

(d)	may, with the prior written consent of the Authority, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and

(e)	shall clearly disclose any differences between the accounting policies underlying the preparation of the statutory accounts of the licensee and the accounting policies underlying the preparation of the audited group accounts.

5.	The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1. Where the licensee sends the Authority a new notice the previous notice shall be revoked, as provided by sub-paragraph 2(b). The licensee’s financial year-end will change with effect from the date specified in the new notice. The new notice shall specify the licensee’s new financial year-end.

6.	No provisions of this condition shall apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts produced in compliance with standard condition 52 (Regulatory Accounts). No provisions of this condition shall affect the licensee’s obligations in respect of payment of licence fees under standard condition 4 (Payments by the Licensee to the Authority).

Condition 53. Not used

Condition 53A. Not used

Condition 54. Not used

Department of Trade and Industry

September 2001

SPECIAL CONDITIONS AND SCHEDULES

PART IV. THE SPECIAL CONDITIONS

There are no special conditions

SCHEDULE 1

SPECIFIED AREA

Great Britain

SCHEDULE 2

REVOCATION

1.	The Authority may at any time revoke the licence by giving no less than 30 days’ notice (24 hours’ notice, in the case of a revocation under sub-paragraph 1(f)) in writing to the licensee:

(a)	if the licensee agrees in writing with the Authority that the licence should be revoked;

(b)	if any amount payable under condition 4 (Payments by the Licensee to the Authority) is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Authority has given the licensee notice that the payment is overdue - provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

(c)	if the licensee fails:

(i)	to comply with a final order (within the meaning of section 28 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 30 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined; or

(ii)	to pay any financial penalty (within the meaning of section 30A of the Act) by the due date for such payment and such payment is not made to the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 30E of the Act could be made questioning the validity or effect of the financial penalty or before the proceedings relating to any such application are finally determined;

(d)	if the licensee fails to comply with:

(i)	an order made by the Secretary of State under section 56, 73, 74 or 89 of the Fair Trading Act 1973; or

(ii)	an order made by the court under section 34 of the Competition Act 1998;

(e)	if the licensee:

(i)	has not within 3 years after the date on which this licence comes into force, commenced the supply of gas to any premises within the specified area in Schedule 1 to the licence; or

(ii)	has ceased to supply gas to all of those premises within the specified area in Schedule 1 for a period of 3 years;

(f)	if the licensee:

(i)	is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraphs 2 and 3 of this schedule) or has any voluntary arrangement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Authority);

(ii)	has a receiver (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

(iii)	has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

(iv)	passes any resolution for winding-up other than a resolution previously approved in writing by the Authority; or

(v)	becomes subject to an order for winding-up by a court of competent jurisdiction; or

(g)	if the licensee is convicted of having committed an offence under section 43 of the Act in making its application for the licence.

2.	For the purposes of sub-paragraph 1(f)(i), section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for “£750” there was substituted “£100,000” or such higher figure as the Authority may from time to time determine by notice in writing to the licensee.

3.	The licensee shall not be deemed to be unable to pay its debts for the purposes of sub-paragraph 1(f)(i) if any such demand as is mentioned in section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Authority under paragraph 1.